As filed with the Securities and Exchange Commission on February 26, 2021
Registration No. 333-249956

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cowen Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0423711 (I.R.S. Employer Identification Number)
599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Owen S. Littman
General Counsel
Cowen Inc.
599 Lexington Avenue New York, New York 10022
(212) 845-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David K. Boston
Laura L. Delanoy
Willkie Farr & Gallagher LLP
787 Seventh Avenue New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Debt Securities
Total	—	—	$300,000,000	$32,730(4)

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered hereunder include such indeterminate number of shares of our Class A common stock or preferred stock as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange or upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all other securities previously issued hereunder.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this Registration Statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 429 under the Securities Act.

(4)
$32,730 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2021
Cowen Inc.
$300,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell Class A common stock (“common stock”), preferred stock, warrants and/or debt securities from time to time in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of the securities that we will offer will not exceed $300,000,000.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
The securities may be offered and sold on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
Our common stock is listed on The Nasdaq Global Market under the symbol “COWN.” On February 22, 2021, the last reported sale price of our common stock on The Nasdaq Global Market was $37.62 per share.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus, and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2021

References in this prospectus to “we,” “us,” “our” and the “Company” refer to Cowen Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

i

ABOUT THIS PROSPECTUS
This prospectus is part of registration statements that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may offer and sell, from time to time the common stock, preferred stock, warrants to purchase any such securities and debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statements as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statements. Each time we offer a type, class or series of such securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading “Where You Can Find More Information” before you make any investment decision.
You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain certain forward-looking statements that may constitute “forward- looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as “may,” “might,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “possible,” “potential,” “intend,” “seek” or “continue,” the negative of these terms and other comparable terminology or similar expressions. In addition, our management may make forward-looking statements to analysts, representatives of the media and others. These forward-looking statements represent only the Company’s beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond our control) and are predictions only, based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under Item 1A — “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and subsequent reports we have filed with the SEC.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements after the date they are made to conform our prior statements to actual results or revised expectations. Further disclosures that we make on related subjects in our additional filings with the SEC should be consulted.

SUMMARY RISK FACTORS
An investment in our securities involves risks. You should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” beginning on page 4 of this Registration Statement before you decide whether to purchase any of our securities. These risks could materially and adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. Some of the factors that could materially and adversely affect our business, financial condition, results of operations or prospects include the following:
Market, Strategy and Industry Risk
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Market volatility could have an adverse effect on our businesses, results of operations and financial condition.

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The COVID-19 pandemic could adversely affect our business, financial condition and results of operations, including as a result of prolonged period of employees working remotely.

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Our inability to successfully identify, manage and execute future acquisitions, investments and strategic alliances could adversely affect our results of operations.

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Volatility in the value of our assets and liabilities could adversely affect our results of operations and statement of financial condition.

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Our Linkem investment may not be successful and may adversely affect our results of operations or financial condition.

Human Capital Risk
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The loss of key senior personnel would have a material adverse effect on our businesses.

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Employee misconduct could harm investor retention and could cause legal liability, reputational harm and loss of revenue.

Business Risks
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Deteriorations in the business environment in sectors focused on by our investment banking businesses could materially affect our business and cause substantial fluctuations in financial results from period-to-period.

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We face strong competition from larger firms and competitive pressures may impair our revenues.

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Our capital markets and strategic advisory engagements do not generally provide for subsequent engagements and can lead to payment risk.

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Larger and more frequent capital commitments in our trading and underwriting businesses increase the potential for significant losses.

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The market structure in which our market-making business operates may make sustained profitability difficult.

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Electronic trading and new trading technology may adversely affect this business and may increase competition.

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We are subject to potential losses and default risks as a result of our clearing and execution activities.

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Our securities business and related global clearing operations expose us to material liquidity risk, including as a result of international market events, decreases in equity trading activity and declining securities prices.

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Failures by our third-party clearing agents could materially impact our business and operating results.

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Our revenues would be adversely affected if there are reversals to previously accrued incentive fees, if its investment funds fall beneath their “high-water marks” as a result of negative performance or if there is an acceleration of redemptions by investors in our hedge funds.

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Our ability to increase revenues and improve profitability will depend on increasing assets under management in existing investment strategies and marketing new investment products and strategies.

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Certain of our investment funds may invest in relatively high-risk, illiquid assets, and we may fail to realize any profits from these activities.

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We may be unable cover our exposure if a counterparty defaults under one of our derivative or non-derivative contracts.

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We may suffer losses in connection with the insolvency of agents whose services we use and who may hold our investment funds’ assets.

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Risk management activities may materially adversely affect the return on our investment funds’ investments.

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Our third party reinsurance business could expose us to losses.

Operational Risks
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As a result of the COVID-19 pandemic, virtually all of our employees are working remotely. Remote working environments may be less secure and more susceptible to cybersecurity attacks which could adversely affect our ability to securely process transactions and maintain confidential financial, personal and other information.

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Operational risks relating to the failure of data processing systems and other information systems and technology or other infrastructure may disrupt our business and result in losses or limit our operations and growth.

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Any cyber attack or other security breach of or vulnerability in our technology systems, or those of our clients or other third party vendors we rely on, could have operational impacts, subject us to significant liability and harm our reputation.

Liquidity Risks
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Higher volumes and price volatility in the markets due to COVID-19 could lead to higher cash requirements in our clearing businesses, which could adversely affect our liquidity position. Limitations on access to capital could impair our liquidity and its ability to conduct its businesses.

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We rely upon our subsidiaries for cash flows and servicing our debt and funding our necessary capital expenditures requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt or to fund our necessary capital expenditures.

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The accounting method for convertible debt securities that may be settled in cash, such as the 2022 Convertible Notes, could have a material effect on our reported financial results.

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Certain provisions in the indentures governing the 2022 Convertible Notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.

Litigation and Regulatory Risk
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Our subsidiaries may become subject to additional regulations which could increase the costs and burdens of compliance or impose additional restrictions.

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We are subject to third party litigation risk and regulatory risk which could result in significant liabilities and reputational harm.

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A failure to appropriately identify and deal with conflicts of interest could adversely affect our businesses.

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Increased regulatory focus could result in regulation that limits how we invest.

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The U.K. exit from the EU could adversely impact our business, results of operations and financial condition.

Other Risks to Our Stockholders
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We could change our existing dividend policy in the future.

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The terms of our Series A Convertible Preferred Stock contain certain restrictions on our ability to pay dividends and repurchase our capital stock, and, under certain circumstances, provide the holders thereof the right to elect two additional directors to our Board of Directors.

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Our failure to maintain effective internal controls over financial reporting could have a material adverse effect on our business.

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Certain provisions in our organizational documents could deter an acquisition by a third party.

RISK FACTORS
An investment in our securities involves risks. You should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated herein by reference, before you decide whether to purchase any of our securities, specifically the risk factors contained in our most recent Annual Report on Form 10-K, all of which are incorporated by reference herein. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled “Where You Can Find More Information.”
Risks Related to the Company’s Businesses and Industry
For purposes of the following risk factors, references made to the Company’s investment funds include the various investment management products advised by the Company’s investment management business and the investment funds through which the Company invests its own capital. The Company’s investment banking businesses include the Investment Banking division, the Markets division and the Research division.
Market, Strategy and Industry Risk
Difficult market conditions, market disruptions and volatility have adversely affected, and may in the future adversely affect, the Company’s businesses, results of operations and financial condition.
The Company’s businesses, by their nature, do not produce predictable earnings, and all of the Company’s businesses have in the past been, and may in the future be affected by conditions in the global financial markets and by global economic conditions, such as interest rates, the availability of credit, inflation rates, economic uncertainty, changes in laws, commodity prices, asset prices (including real estate), currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts, protests or security operations). Challenging market conditions have in the past affected and in the future could affect the level and volatility of securities prices and the liquidity and the value of investments in the Company’s investment funds or other investments in which the Company has investments of its own capital, and the Company may not be able to effectively manage its investment management business’s exposure to challenging market conditions. Challenging market conditions have in the past adversely affected and in the future could also adversely affect the Company’s investment banking business as increased volatility and lower stock prices can make companies less likely to conduct transactions.
In addition, global economic conditions and global financial markets remain vulnerable to the potential risks posed by certain events, which could include, among other things, political and financial uncertainty in the United States and the European Union, renewed concern about China’s economy, complications involving terrorism and armed conflicts around the world, or other challenges to global trade or travel, such as have occurred or might occur in the event of a worldwide pandemic such as the COVID-19 pandemic. More generally, because our businesses are closely correlated to the general economic outlook, a significant deterioration in that outlook or realization of certain events would likely have an immediate and significant negative impact on our businesses and overall results of operations.
The effects of the outbreak of COVID-19 have negatively affected the global economy, the United States economy and the global financial markets, and have disrupted and may further disrupt our operations and our clients’ operations. The effects of the COVID-19 pandemic could in future periods have an adverse effect on our business, financial condition and results of operations.
On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. Impacts to our businesses could include the following:
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Employees contracting COVID-19

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Reductions in our operating effectiveness as our employees work from home or disaster-recovery locations

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Unavailability of key personnel necessary to conduct our business activities

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Unprecedented volatility in global financial markets

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Reductions in revenue across our operating businesses

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Declines in collateral value

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Declines in demand for our products or services

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Unavailability of critical services provided to us by third parties

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Operational failures due to changes in our normal business practices

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Credit losses

We are taking precautions to protect the safety and well-being of our employees. However, no assurance can be given that the steps being taken will be deemed to be adequate or appropriate, nor can we predict the level of disruption which will occur to our employee’s ability to service our clients and provide support for our businesses, particularly if the COVID-19 pandemic persists for a long period of time. Furthermore, our future success and profitability substantially depends on the management skills of our executive officers and directors, many of whom have held officer and director positions with us for many years. The unanticipated loss or unavailability of key employees due to the COVID-19 pandemic could harm our ability to operate our businesses or execute our business strategy. We may not be successful in finding and integrating suitable successors in the event of key employee loss or unavailability.
In the event that the COVID-19 pandemic persists and leads to increased volatility and lower stock prices for many companies, our investment banking activity could be materiality disrupted.
In addition, a sustained and continuing market downturn could lead to or exacerbate declines in the number of security transactions executed for customers and, therefore, to a decline in the revenues we receive from commissions and spreads.
In addition, revenues from our investment management businesses could be negatively impacted by decreased securities prices, as well as widely fluctuating securities prices. Because our investment management businesses hold long and short positions in securities, changes in the prices of these securities, as well as any decrease in the liquidity of these securities, may adversely affect our revenues from investment management.
Any one or more of these developments could cause, contribute to or exacerbate the other risks and uncertainties discussed in this prospectus. Furthermore, such developments may remain prevalent for a significant period of time and may in the future adversely affect our business, financial condition and results of operations even after the COVID-19 pandemic has subsided.
We may incur losses as a result of unforeseen or catastrophic events, including the emergence of a pandemic, terrorist attacks, extreme weather events or other natural disasters.
The occurrence of unforeseen or catastrophic events, including the emergence of a pandemic, such as COVID-19, or other widespread health emergency (or concerns over the possibility of such an emergency), terrorist attacks, extreme terrestrial or solar weather events or other natural disasters, could create, and in the case of COVID-19 have created, and may continue to create, economic and financial disruptions, and in the case of COVID-19 have led to, and other future events could lead to, operational difficulties (including travel limitations) that may impair our ability to manage our businesses.
Our businesses have traditionally relied on collaboration among our employees, particularly in our markets business. While our employees have been able to work remotely since March 2020, we do not know how a continuing and prolonged period of remote working by our employees will impact our ability to collaborate. Accordingly, our business could be adversely affected by a prolonged period of employees working remotely.
Our business has traditionally relied on collaboration among our employees. In particular, the trading floor environment in our markets business facilitates idea generation and is more conducive to active trading.

While we have been able to continue to operate all of our businesses, including our markets business, with our employees working remotely, we have been doing so since March 2020 and we do not know how a continuing and prolonged period of remote working by our employees will impact our ability to collaborate. Accordingly, our businesses could be adversely affected by a continuing and prolonged period of employees working remotely.
The Company may be unable to successfully identify, manage and execute future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.
We intend to continually evaluate potential acquisitions, investments and strategic alliances to expand our business. In the future, we may seek additional acquisitions, investments, strategic alliances or similar arrangements, which may expose us to risks such as:
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the difficulty of identifying appropriate acquisitions, investments, strategic allies or opportunities on terms acceptable to us;

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the possibility that senior management may be required to spend considerable time negotiating agreements and monitoring these arrangements;

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potential regulatory issues applicable to the financial services business;

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the loss or reduction in value of the capital investment;

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our inability to capitalize on the opportunities presented by these arrangements; and

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the possibility of insolvency of a strategic ally.

Furthermore, any future acquisitions of businesses could entail a number of risks, including:
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problems with the effective integration of operations;

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inability to maintain key pre-acquisition business relationships;

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increased operating costs;

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exposure to unanticipated liabilities; and

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difficulties in realizing projected efficiencies, synergies and cost savings.

There can be no assurance that we would successfully overcome these risks or any other problems encountered with these acquisitions, investments, strategic alliances or similar arrangements.
The Company’s future results will suffer if the Company does not effectively manage its expanded operations.
The Company may continue to expand its operations through new product and service offerings and through additional strategic investments, acquisitions or joint ventures, some of which may involve complex technical and operational challenges. The Company's future success depends, in part, upon its ability to manage its expansion opportunities, which pose numerous risks and uncertainties, including the need to integrate new operations into its existing business in an efficient and timely manner, to combine accounting and data processing systems and management controls and to integrate relationships with customers and business partners. In addition, future acquisitions or joint ventures may involve the issuance of additional shares of common stock of the Company, which may dilute the ownership of the Company’s stockholders.
Volatility in the value of the Company’s investments and securities portfolios or other assets and liabilities, including investment funds, or negative returns from the investments made by the Company have in the past and could in the future adversely affect the Company’s results of operations and statement of financial condition.
The Company invests a significant portion of its capital base to help drive results and facilitate growth of its investment management and investment bank businesses. As of December 31, 2019, the Company’s invested capital amounted to a net value of $717.6 million (supporting a long market value of $724.8 million), representing approximately 89% of Cowen’s stockholders’ equity presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In accordance with US GAAP, we define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. US GAAP also establishes a framework for measuring fair value and a valuation hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Changes in fair value are reflected in the statement of operations at each measurement period. Therefore, continued volatility in the value of the Company’s investments and securities portfolios or other assets and liabilities, including investment funds, will result in volatility of the Company’s results. We have experienced this type of volatility in prior periods. In addition, the investments made by the Company may not generate positive returns. As a result, changes in value or negative returns from investments made by the Company may have an adverse effect on the Company’s financial condition or operations in the future.
Our investment in Linkem may not prove to be successful and may adversely affect our results of operations or financial condition.
As of December 31, 2019, we had an approximately $72.4 million investment in Linkem S.p.A. (“Linkem”), the largest fixed wireless broadband service provider in Italy. Many factors, most of which are outside of our control, can affect Linkem’s business, including the state of the Italian economy and capital markets in general, competition in the Italian telecommunications markets and other factors that directly and indirectly affect the results of operations, including the sales and profitability of Linkem, and consequently may adversely affect our results of operations or financial condition.
The Company faces strong competition from larger firms.
The research, brokerage and investment banking industries are intensely competitive, and the Company expects them to remain so. The Company competes on the basis of a number of factors, including client relationships, reputation, the abilities of the Company’s professionals, market focus and the relative quality and price of the Company’s services and products. The Company has experienced intense price competition in some of its businesses, including trading commissions and spreads in its brokerage business. In addition, pricing and other competitive pressures in investment banking, including the trends toward multiple book runners, co-managers and financial advisors, and a larger share of the underwriting fees and discounts being allocated to the book-runners, could adversely affect the Company’s revenues from its investment bank business.
The Company is a relatively small investment bank. Many of the Company’s competitors in the research, brokerage and investment banking industries have a broader range of products and services, greater financial resources, larger customer bases, greater name recognition and marketing resources, a larger number of senior professionals to serve their clients’ needs, greater global reach and more established relationships with clients than the Company has. These larger competitors may be better able to respond to changes in the research, brokerage and investment banking industries, to compete for skilled professionals, to finance acquisitions, to fund internal growth and to compete for market share generally.
The scale of our competitors in the investment banking industry has increased in recent years as a result of substantial consolidation among companies in the research, brokerage and investment banking industries. In addition, a number of large commercial banks and other broad-based financial services firms have established or acquired underwriting or financial advisory practices and broker-dealers or have merged with other financial institutions. These firms have the ability to offer a wider range of products than the Company does which may enhance their competitive position. They also have the ability to support their investment banking and advisory groups with commercial banking and other financial services in an effort to gain market share, which has resulted, and could further result, in pricing pressure in the Company’s businesses. If we are unable to compete effectively with our competitors in the investment banking industry, the Company’s business and results of operations may be adversely affected.
Human Capital Risk
Our businesses are heavily dependent on our personnel so any adverse effects on their well-being or morale could adversely affect our business.
COVID-19 presents a significant threat to our employees’ well-being and morale and the longer the pandemic persists the more significant the challenges could be to our employees’ morale. While we have implemented a business continuity plan to protect the health of our employees, our business continuity plan cannot anticipate all scenarios and we may experience potential loss of productivity or a delay in the roll out of certain strategic plans as a result of the COVID-19 pandemic.

The Company depends on its key senior personnel and the loss of their services would have a material adverse effect on the Company’s businesses and results of operations, financial condition and prospects.
The Company depends on the efforts, skill, reputations and business contacts of its principals and other key senior personnel, the information and investment activity these individuals generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Company’s senior professionals. Accordingly, the Company’s continued success will depend on the continued service of these individuals. Key senior personnel may leave the Company in the future, and we cannot predict the impact that the departure of any key senior personnel will have on our ability to achieve our investment and business objectives. The loss of the services of any of them could have a material adverse effect on the Company’s revenues, net income and cash flows and could harm our ability to maintain or grow assets under management in existing investment funds or raise additional funds in the future. Our senior and other key personnel possess substantial experience and expertise and have strong business relationships with the investors in its investment funds, clients and other members of the business community. As a result, the loss of such personnel could have a material adverse effect on the Company’s businesses and results of operations, financial condition and prospects.
The Company’s ability to retain its senior professionals is critical to the success of its businesses, and its failure to do so may materially affect the Company’s reputation, business and results of operations.
Our people are our most valuable resource. Our success depends upon the reputation, judgment, business generation capabilities and project execution skills of our senior professionals. Our employees’ reputations and relationships with our clients are critical elements in obtaining and executing client engagements. The Company may encounter intense competition for qualified employees from other companies inside and outside of their industries. From time to time, the Company has experienced departures of professionals. Losses of key personnel have occurred and may occur in the future. Moreover, if any of our client-facing employees or executive officers were to join an existing competitor or form a competing company, some of our clients could choose to use the services of that competitor instead of the services of the Company.
The success of our businesses is based largely on the quality of our employees and we must continually monitor the market for their services and seek to offer competitive compensation. In challenging market conditions, which occurred in recent years, it may be difficult to pay competitive compensation without the ratio of our compensation and benefits expense to revenues becoming higher. In addition, for our investment professionals whose performance-based compensation represents substantially all of the compensation the professional is entitled to receive in any year, negative performance which results in the professional not being entitled to receive any performance-based compensation could incentivize the professional to join a competitor.
Employee misconduct could harm the Company by, among other things, impairing the Company’s ability to attract and retain investors and subjecting the Company to significant legal liability, reputational harm and the loss of revenue from its own invested capital.
It is not always possible to detect and deter employee misconduct. The precautions that the Company takes to detect and prevent this activity may not be effective in all cases, and we may suffer significant reputational harm and financial loss for any misconduct by our employees. The potential harm to the Company’s reputation and to our business caused by such misconduct is impossible to quantify.
There is a risk that the Company’s employees or partners could engage in misconduct that materially adversely affects the Company’s business, including a decrease in returns on its own invested capital. The Company is subject to a number of obligations and standards arising from its businesses. The violation of these obligations and standards by any of the Company’s employees could materially adversely affect the Company and its investors. For instance, the Company’s businesses require that the Company properly deal with confidential information. If the Company’s employees were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position and current and future business relationships. If one of the Company’s employees were to engage in misconduct or were to be accused of such misconduct, the business and reputation of the Company could be materially adversely affected.

Business Risks
The Company’s investment banking businesses focus principally on specific sectors of the economy, and deterioration in the business environment in these sectors or a decline in the market for securities of companies within these sectors could materially affect our investment banking businesses.
Volatility in the business environment in the Company’s sectors or in the market for securities of companies within these sectors could substantially affect the Company’s financial results. The business environment for companies in these sectors has been subject to substantial volatility, and the Company’s financial results have consequently been subject to significant variations from year to year. The market for securities in each of the Company’s sectors may also be subject to industry-specific risks. For example, changes in policies of the United States Food and Drug Administration, along with changes to Medicare and government reimbursement policies, may affect the market for securities of healthcare companies, and changes to how the U.S. government reviews foreign acquisitions of U.S. based companies may make executing M&A transactions more difficult. In addition, revenue generated by the Company in its consumer sector could be adversely affected by changes in law or regulatory action with respect to companies that are in cannabis related businesses.
As an investment bank which focuses primarily on specific growth sectors of the economy, the Company also depends significantly on private company transactions for sources of revenues and potential business opportunities. To the extent the pace of these private company transactions slows or the average size declines due to a decrease in private equity financings, difficult market conditions in the Company’s sectors or other factors, the Company’s business and results of operations may be adversely affected.
The financial results of the Company’s investment banking businesses may fluctuate substantially from period to period.
The Company has experienced, and we expect the Company to experience in the future, significant periodic variations in its revenues and results of operations. These variations may be attributed in part to the fact that its investment banking revenues are typically earned upon the successful completion of a transaction, the timing of which is uncertain and beyond the Company’s control. In most cases, the Company receives little or no payment for investment banking engagements that do not result in the successful completion of a transaction. As a result, our investment bank business is highly dependent on market conditions as well as the decisions and actions of its clients and interested third parties. For example, a client’s acquisition transaction may be delayed or terminated because of a failure to agree upon final terms with the counterparty, failure to obtain necessary regulatory consents or board or stockholder approvals, failure to secure necessary financing, adverse market conditions or unexpected financial or other problems in the client’s or counterparty’s business. If the parties fail to complete a transaction on which the Company is advising or an offering in which the Company is participating, we will earn little or no revenue from the transaction, and we may incur significant expenses that may not be recouped. This risk may be intensified by the Company’s focus on growth companies in its sectors as the market for securities of these companies has experienced significant variations in the number and size of equity offerings. Many companies initiating the process of an IPO are simultaneously exploring other strategic alternatives, such as a merger and acquisition transaction. The Company’s investment bank revenues would be adversely affected in the event that an IPO for which it is acting as an underwriter is preempted by the company’s sale if the Company is not also engaged as a strategic advisor in such sale. As a result, our investment banking businesses are unlikely to achieve steady and predictable earnings on a quarterly basis.
Pricing and other competitive pressures may impair the revenues of the Company’s brokerage business.
The Company’s brokerage business accounted for approximately 38.4% of the Company’s revenues during 2019. Along with other firms, the Company has experienced price competition in this business in recent years. In particular, the ability to execute trades electronically and through alternative trading systems has increased the pressure on trading commissions and spreads. We expect to continue to experience competitive pressures in these and other areas in the future as some of our competitors in the investment banking industry seek to obtain market share by competing on the basis of price or use their own capital to facilitate client trading activities. In addition, the Company faces pressure from larger competitors, who may be better able to offer a broader range of complementary products and services to clients in order to win their trading or prime brokerage business. We are committed to maintaining and improving the Company’s comprehensive research coverage to support its brokerage business and the Company may be required to make additional investments in the Company’s research capabilities.
The Company’s capital markets and strategic advisory engagements are singular in nature, do not generally provide for subsequent engagements and can lead to payment risk.
The Company’s investment banking clients generally retain the Company on a short-term, engagement-by-engagement basis in connection with specific capital markets or mergers and acquisitions transactions, rather than on a recurring basis under long-term contracts. As these transactions are typically singular in nature and the Company’s engagements with these clients may not recur, the Company must seek out new engagements when its current engagements are successfully completed or are terminated. As a result, high activity levels in any period are not necessarily indicative of continued high levels of activity in any subsequent period. If the Company is unable to generate a substantial number of new engagements that generate fees from new or existing clients, the Company’s investment bank business and results of operations would likely be adversely affected. In addition, investment banking clients may on occasion refuse to pay investment banking fees owed pursuant to the terms of our engagement and we may need to expend resources to enforce our contracts. Any failure to pay the investment banking fees owed to us could adversely affect our results of operations.
Larger and more frequent capital commitments in the Company’s trading and underwriting businesses increase the potential for significant losses.
There has been a trend toward larger and more frequent commitments of capital by financial services firms in many of their activities. For example, in order to compete for certain transactions, investment banks may commit to purchase large blocks of stock from publicly traded issuers or significant stockholders, instead of the more traditional marketed underwriting process in which marketing is completed before an investment bank commits to purchase securities for resale. To the extent the total net capital of the Company’s broker-dealers allows it, the Company anticipates participating in this trend and, as a result, the Company will be subject to increased risk as it commits capital to facilitate business. Furthermore, the Company may suffer losses as a result of the positions taken in these transactions even when economic and market conditions are generally favorable for others in the industry.
The Company may enter into large transactions in which it commits its own capital as part of its trading business to facilitate client trading activities. The number and size of these large transactions may materially affect the Company’s results of operations in a given period. Market fluctuations may also cause the Company to incur significant losses from its trading activities. To the extent that the Company owns assets (i.e., has long positions), a downturn in the value of those assets or in the markets in which those assets are traded could result in losses. Conversely, to the extent that the Company has sold assets it does not own (i.e., has short positions), in any of those markets, an upturn in the value of those assets or in markets in which those assets are traded could expose the Company’s investment banking businesses to potentially large losses as they attempt to cover short positions by acquiring assets in a rising market.
The market structure in which our market-making business operates may make it difficult for this business to maintain profitability.
Market structure changes have had an adverse effect on the results of operations of our market-making business. These changes may make it difficult for us to maintain and/or predict levels of profitability of, or may cause us to generate losses in, our market-making business.
The growth of electronic trading and the introduction of new technology in the markets in which our market-making business operates may adversely affect this business and may increase competition.
The continued growth of electronic trading and the introduction of new technologies is changing our market-making business and presenting new challenges. Securities, futures and options transactions are increasingly occurring electronically, through alternative trading systems. It appears that the trend toward alternative trading systems will continue to accelerate. This acceleration could further increase program trading, increase the speed of transactions and decrease our ability to participate in transactions as principal, which would reduce the profitability of our market-making business. Some of these alternative trading systems compete with our market-making business and with our algorithmic trading platform, and we may experience continued competitive pressures in these and other areas. Significant resources have been invested in the development of our electronic trading systems, which includes our ATM business, but there is no assurance that the revenues generated by these systems will yield an adequate return on the investment, particularly given the increased program trading and increased percentage of stocks trading off of the historically manual trading markets.
We are subject to potential losses and default risks as a result of our clearing and execution activities.
As a clearing member firm providing services to certain of our brokerage customers, we are ultimately responsible for their financial performance in connection with various securities transactions. Our clearing operations require a commitment of our capital and involve risks of losses due to the potential failure of our customers to perform their obligations under these transactions. We are required to finance customers’ unsettled positions from time to time, and we could be held responsible for the defaults of those customers. If customers default on their obligations, we remain financially liable for such obligations, and while some of these obligations may be collateralized, we are still subject to market risk in the liquidation of customer collateral to satisfy those obligations. While we have risk management procedures designed to mitigate certain risks, there can be no assurance that our risk management procedures will be adequate. Although we regularly review our credit exposure to customers, default risk may arise from events or circumstances that may be difficult to detect or foresee. Default by our customers may also give rise to the Company incurring penalties imposed by execution venues, regulatory authorities and clearing and settlement organizations. Any liability arising from clearing operations could have a material adverse effect on our business, financial condition and results of operations.
We are also exposed to credit risk from third parties that owe us money, securities or other obligations, including our trading counterparties. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons, and we could be held responsible for such defaults. In addition, customer trading errors may cause us to incur financial losses, which customers may be unable or unwilling to cover. Volatile securities markets, credit markets and regulatory changes may increase our exposure to our customers’ and counterparties’ credit profiles, which could adversely affect our financial condition and operating results. Our review of the credit risk of customers and trading counterparties may not be adequate to provide sufficient protection from these risks.
Our securities business and related clearing operations expose us to material liquidity risk.
We may be required to provide considerable additional funds with clearing and settlement organizations of which we are members, such as the National Securities Clearing Corporation (“NSCC”) or Depository Trust and Clearing Corporation in the U.S., especially during periods of high market volatility or when we are obligated to clear large notional amounts of securities that are not eligible for settlement through the NSCC’s Continuous Net Settlement system and, consequently, may be subject to higher margin requirements. In addition, regulatory agencies have recently required these clearing and settlement organizations to increase the level of margin deposit requirements, and they may continue to do so in the future. We rely on our excess cash, certain established credit facilities and the use of outsourced clearing arrangements to meet or reduce these demands. While we have historically met requests for additional margin deposits, there is no guarantee that our excess cash and our established credit facilities and clearing arrangements will be sufficient for future needs, particularly if there is an increase in requirements. There is also no guarantee that these established credit facilities will be extended beyond their expiration.
As a clearing member firm of securities clearing houses in the U.S., we are also exposed to clearing member credit risk. Securities clearing houses require member firms to deposit cash and/or government securities to a clearing fund. If a clearing member defaults in its obligations to the clearing house in an amount larger than its own margin and clearing fund deposits, the shortfall is absorbed pro rata from the deposits of the other clearing members. The clearing houses of which we are members also have the authority to assess their members for additional funds if the clearing fund is depleted. A large clearing member default could result in a substantial cost to us if we are required to pay such assessments.

In certain jurisdictions we are dependent on third-party clearing agents and any failures by such clearing agents could materially impact our business and operating results.
In certain jurisdictions we are dependent on agents for the clearing and settlement of securities transactions. If our agents fail to properly facilitate the clearing and settlement of our customer trades, we could be subject to financial, legal and regulatory risks and costs that may impact our business and operating results. In addition, it could cause our clients to reduce or cease their trading with us, which would adversely affect our revenues and financial results.
Moreover, certain of the clearing agreements provide our clearing agents with rights to increase our deposit requirements or to terminate the agreements upon short notice. There is no guarantee we will be able to satisfy any increased deposit requirements within the time frames demanded by our clearing agents, and if we fail to satisfy such demands on a timely basis, it could constitute a default under our clearing agreements. If our clearing agents terminate a clearing agreement on short notice, there is no guarantee that we could obtain alternative services in a timely manner and any interruption of the normal course of our trading and clearing operations could have a material impact on our business and results of operations.
Our clearing and execution operations are global and international market events could adversely impact our financial results.
Because we offer brokerage products and services on a global basis, our revenues derived from non-U.S. operations are subject to risk of loss from social or political instability, changes in government policies or policies of central banks, downgrades in the credit ratings of sovereign countries, expropriation, nationalization, confiscation of assets and unfavorable legislative and political developments in such non-U.S. jurisdictions. Revenues from the trading of non-U.S. securities may be subject to negative fluctuations as a result of the above factors. The impact of these fluctuations on our results could be magnified because generally non-U.S. trading markets, particularly in emerging market countries, are smaller, less liquid and more volatile than U.S. trading markets.
Decreases in equity trading activity by active fund managers and declining securities prices could harm our business and profitability.
Declines in the trading activity of active fund managers generally result in lower revenues from our brokerage products and services. In addition, securities’ price declines adversely affect our trading commissions outside North America, which are based on the value of transactions. The demand for our brokerage products and services is directly affected by factors such as economic, regulatory and political conditions that may lead to decreased trading activity and prices in the securities markets in the U.S. and in all of the foreign markets we serve. Significant flows of investments out of actively managed equity funds have curtailed their trading activity, which has weighed on our buy-side trading volumes and the use of some of our higher value services. Volatility levels also impact the amount of trading activity. Sustained periods of low volatility can result in lower levels of trading activity and trading activity tends to decline in periods following extreme levels of volatility. In addition, any substantial shift from active fund management to passive fund management could have an adverse effect on our trading commissions.
The Company’s revenues and, in particular, its ability to earn incentive and investment income, would be adversely affected if there are reversals to previously accrued incentive fees or if its investment funds fall beneath their “high-water marks” as a result of negative performance.
For our private equity funds, the incentive fee crystallizes upon realization of the investment. In those circumstances, until the investment is realized, the accrued incentive fees are subject to reversal even if those accruals were made in prior years. The Company’s incentive allocations are also subject, in some cases, to performance hurdles or benchmarks. To the extent the Company’s investment funds experience negative investment performance, the investors in or beneficial owners of these investment funds would need to recover cumulative losses before the Company can earn investment income at the end of the performance period with respect to the investments of those who previously suffered losses. With respect to our hedge fund products, incentive income, is, in most cases, subject to “high-water marks” whereby incentive income is earned by the Company only to the extent that the net asset value of an investment advisory product at the end of a measurement period exceeds the highest net asset value as of the end of a preceding measurement period for which the Company earned incentive income. The Company recognizes incentive income charged to the Company’s hedge funds based on the net profits of the hedge funds. For a majority of the hedge funds, the incentive fee crystallizes annually when the high-water mark for such hedge funds is reset, which delays recognition of the incentive fee until year end. As a result, negative performance could adversely affect the Company’s incentive and investment income from both its private equity and hedge fund products.
The Company’s ability to increase revenues and improve profitability will depend on increasing assets under management in existing investment strategies and developing and marketing new investment products and strategies, including identifying and hiring or affiliating with new investment teams.
The Company’s investment management business generates management and incentive fee income based on its assets under management. If the Company is unable to increase its assets under management in its existing products it may be difficult to increase its revenues. The Company may launch new investment management products and hire or affiliate with new investment teams focusing on new investment strategies. If these products or strategies are not successful, or if the Company is unable to hire or affiliate with new investment teams, or successfully manage its relationships with its affiliated investment teams, the Company’s profitability could be adversely affected.
Certain of the Company’s investment funds may invest in relatively high-risk, illiquid assets, and the Company may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal amounts of these investments.
Certain of the Company’s investment funds invest a significant portion of their assets in securities that are not publicly traded. In many cases, they may be prohibited by contract or by applicable securities laws from selling such securities for a period of time or there may not be a public market for such securities. Even if the securities are publicly traded, large holdings of securities can often be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the disposition period. Accordingly, under certain conditions, the Company’s investment funds may be forced to either sell securities at lower prices than they had expected to realize or defer, potentially for a considerable period of time, sales that they had planned to make. Investing in these types of investments can involve a high degree of risk, and the Company’s investment funds may lose some or all of the principal amount of such investments, including our own invested capital.
The due diligence process that the Company’s investment management business undertakes in connection with investments by the Company’s investment funds is inherently limited and may not reveal all facts that may be relevant in connection with making an investment.
Before making investments, particularly investments in securities that are not publicly traded, the Company endeavors to conduct a due diligence review of such investment that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, the Company is often required to evaluate critical and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment bankers and financial analysts may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, the Company is limited to the resources available, including information provided by the target of the investment and, in some circumstances, third party investigations. The due diligence investigation that the Company conducts with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful, which may adversely affect the performance of the Company’s investment funds and the Company’s ability to generate returns on its own invested capital from any such investment.
Investors and beneficial owners in the Company’s hedge funds can generally redeem investments with prior notice. The rate of redemptions could accelerate at any time. Historically, redemptions have created difficulties in managing the liquidity of certain of the Company’s hedge funds, reduced assets under management and adversely affected the Company’s revenues, and may do so in the future.
Investors and beneficial owners in the Company’s hedge funds may generally redeem their investments with prior notice, subject to certain initial holding periods. Investors may reduce the aggregate amount of their investments, or transfer their investments to other hedge funds or asset managers with different fee rate arrangements, for any number of reasons, including investment performance, changes in prevailing interest rates and financial market performance. Furthermore, investors in the Company’s hedge funds may be investors in products managed by other asset managers where redemptions have been restricted or suspended. Such investors may redeem capital from Company’s hedge funds, even if the Company’s hedge funds’ performance is superior, due to an inability to redeem capital from other managers. Increased volatility in global markets could accelerate the pace of redemptions. Redemptions of investments in the Company’s hedge funds could also take place more quickly than assets may be sold by those hedge funds to meet the price of such redemptions, which could result in the relevant hedge funds and/or the Company being in breach of applicable legal, regulatory and contractual requirements in relation to such redemptions, resulting in possible regulatory and investor actions against the Company and/or the Company’s hedge funds. If the Company’s hedge funds underperform, existing investors may decide to reduce or redeem their investments or transfer asset management responsibility to other asset managers and the Company may be unable to obtain new investment management business. Any such action could potentially cause further redemptions and/or make it more difficult to attract new investors.
The redemption of investments in the Company’s hedge funds could also adversely affect the revenues of the Company’s investment management business, which are substantially dependent upon its assets under management. If redemptions of investments cause revenues to decline, they would likely have a material adverse effect on our business, results of operations or financial condition. If market conditions, negative performance or other factors cause an increased level of redemption activity returns, it could become more difficult to manage the liquidity requirements of the Company’s hedge funds, making it more difficult or more costly for the Company’s hedge funds to liquidate positions rapidly to meet redemption requests or otherwise. This in turn may negatively impact the Company’s returns on its own invested capital.
In addition to the impact on the market value of assets under management, illiquidity and volatility of the global financial markets could negatively affect the ability of the Company’s investment management business to manage inflows and outflows from the Company’s hedge funds. A number of asset management firms, including the Company’s investment management business, have in the past exercised, and may in the future exercise, their rights to limit, and in some cases, suspend, redemptions from the investment management products they advise. The Company’s investment management business has also negotiated, and may in the future negotiate, with investors or exercise such rights in an attempt to limit redemptions or create a variety of other investor structures to bring assets and liquidity requirements into a more manageable balance. To the extent that the Company’s investment management business has negotiated with investors to limit redemptions, it may be likely that such investors will continue to seek further redemptions in the future. Such actions may have an adverse effect on the ability of the Company’s hedge funds to attract new capital or to develop new investment platforms. Poor performance relative to other asset management firms may result in reduced investments in the Company’s hedge funds and increased redemptions. As a result, investment underperformance would likely have a material adverse effect on the Company’s results of operations and financial condition.
Investments made by investment funds, including the investments of the Company’s own capital in the Company’s investment funds, are subject to other additional risks.
Investments by the Company’s investment funds are subject to certain risks that may result in losses. Decreases to assets under management as a result of investment losses or client redemptions may have a material adverse effect on the Company’s revenues, net income and cash flows and could harm our ability to maintain or grow assets under management in existing investment funds or raise additional funds in the future. Additional risks include the following:
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Generally, there are few limitations on investment funds’ strategies, which are often subject to the sole discretion of the management company or the general partner of such funds.

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Investment funds may engage in short selling, which is subject to a theoretically unlimited risk of loss because there is no limit on how much the price of a security sold short may appreciate before the short position is closed out. An investment fund may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if the investment fund is otherwise unable to borrow securities that are necessary to hedge its positions.

Furthermore, the SEC and other regulatory authorities outside the United States have imposed trading restrictions and reporting requirements on short selling, which in certain circumstances may impair an investment fund’s ability to use short selling effectively.
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The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position through a combination of financial instruments. An investment fund’s trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the investment fund might only be able to acquire some but not all of the components of the position, or if the overall position were in need of adjustment, the investment fund might not be able to make such an adjustment. As a result, an investment fund would not be able to achieve the market position selected by the management company or general partner of such fund, and might incur a loss in liquidating its position.

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Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their respective liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This “systemic risk” may adversely affect the financial intermediaries (such as clearing agencies, clearing houses, banks, securities firms, other counterparties and exchanges) with which the investment funds interact on a daily basis.

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Investment funds are subject to risks due to the potential illiquidity of assets. Investment funds may make investments or hold trading positions in markets that are volatile and which may become illiquid. The timely sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which they may be a party, and changes in industry and government regulations. It may be impossible or highly costly for investment funds to liquidate positions rapidly to meet margin calls, redemption requests or otherwise, particularly if there are other market participants seeking to dispose of similar assets at the same time, if the relevant market is otherwise moving against a position or in the event of trading halts or daily price movement limitations on the market. In addition, increased levels of redemptions may result in increased illiquidity as more liquid assets are sold to fund redemptions.

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Investment fund assets are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to the theoretically unlimited risk of loss in certain circumstances. Price movements of commodities, futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the price of the commodities underlying them. In addition, investment funds’ assets are subject to the risk of the failure of any of the exchanges on which their positions trade.

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Investment fund assets that are not denominated in the U.S. dollar are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. Officials in foreign countries may, from time to time, take actions in respect of their currencies that could significantly affect the value of an investment fund’s assets denominated in those currencies or the liquidity of such investments. For example, a foreign government may unilaterally devalue its currency against other currencies, which would typically have the effect of reducing the U.S. dollar value of investments denominated in that currency. A foreign government may also limit the convertibility or repatriation of its currency or assets denominated in that currency. While the Company generally expects to hedge its exposure to currencies other than the U.S. dollar, and may do so through foreign currency futures contracts and options thereon, forward foreign currency exchange contracts, swaps or any combination thereof, but there can be no assurance that such hedging strategies will be implemented, or if implemented, will be effective. While an investment fund may enter into currency hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance than if it had not engaged in such hedging transactions. For a variety of reasons, the Company may not seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged.

Such an imperfect correlation may prevent the Company from achieving the intended hedge or expose an investment fund to risk of loss.
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Investment funds are also subject to the risk that war, terrorism, and related geopolitical events may lead to increased short-term market volatility and have adverse long-term effects on the U.S. and world economies and markets generally, as well as adverse effects on issuers of securities and the value of investments. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and non-U.S. economies and markets generally. Those events, as well as other changes in U.S. and non-U.S. economic and political conditions, also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment and other factors affecting the value of the investment fund’s assets.

If the Company’s investment fund’s counterparty for any of its derivative or non-derivative contracts defaults on the performance of those contracts, the Company may not be able to cover its exposure under the relevant contract.
The Company’s investment funds enter into numerous types of financing arrangements with a wide array of counterparties around the world, including loans, hedge contracts, swaps, repurchase agreements and other derivative and non-derivative contracts. The terms of these contracts are generally complex and often customized and generally are not subject to regulatory oversight. The Company is subject to the risk that the counterparty to one or more of these contracts may default, either voluntarily or involuntarily, on its performance under the contract. Any such default may occur at any time without notice. Additionally, the Company may not be able to take action to cover its exposure if a counterparty defaults under such a contract, either because of a lack of the contractual ability or because market conditions make it difficult to take effective action. The impact of market stress or counterparty financial condition may not be accurately foreseen or evaluated and, as a result, the Company may not take sufficient action to reduce its risks effectively.
Counterparty risk is accentuated where the investment management product has concentrated its transactions with a single or small group of counterparties. Generally, investment funds are not restricted from concentrating any or all of their transactions with one counterparty. Moreover, the Company’s internal review of the creditworthiness of their counterparties may prove inaccurate. The absence of a regulated market to facilitate settlement and the evaluation of creditworthiness may increase the potential for losses.
In addition, these financing arrangements often contain provisions that give counterparties the ability to terminate the arrangements if any of a number of defaults occurs with respect to the Company’s investment funds, including declines in performance or assets under management and losses of key management personnel, each of which may be beyond our control. In the event of any such termination, the Company’s investment funds may not be able to enter into alternative arrangements with other counterparties and our business may be materially adversely affected.
The Company may suffer losses in connection with the insolvency of prime brokers, custodians, administrators and other agents whose services the Company uses and who may hold assets of the Company’s investment funds.
Most of the Company’s investment funds use the services of prime brokers, custodians, administrators or other agents to carry out certain securities transactions and to conduct certain business of the Company’s investment funds. In the event of the insolvency of a prime broker and/or custodian, the Company’s investment funds might not be able to recover equivalent assets in full as they may rank among the prime broker’s and custodian’s unsecured creditors in relation to assets which the prime broker or custodian borrows, lends or otherwise uses. In addition, the Company’s investment funds’ cash held with a prime broker or custodian (if any) may not be segregated from the prime broker’s or custodian’s own cash, and the investment funds will therefore rank as unsecured creditors in relation thereto.
Risk management activities may materially adversely affect the return on the Company’s investment funds’ investments if such activities do not effectively limit exposure to decreases in investment values or if such exposure is overestimated.
When managing the Company’s investment funds’ exposure to market risks, the relevant investment management product may use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative financial instruments to limit its exposure to changes in the relative values of investments that may result from market developments, including changes in interest rates, currency exchange rates and asset prices. The success of such derivative transactions generally will depend on the Company’s ability to accurately predict market changes in a timely fashion, the degree of correlation between price movements of a derivative instrument, the position being hedged, the creditworthiness of the counterparty and other factors. As a result, these transactions may result in poorer overall investment performance than if they had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases. A perfect correlation between the instruments used in a hedging or other derivative transaction and the position being hedged may not be attained. An imperfect correlation could give rise to a loss. Also, it may not be possible to fully or perfectly limit exposure against all changes in the value of an investment because the value of an investment is likely to fluctuate as a result of a number of factors, many of which will be beyond the Company’s control or ability to hedge.
The Company’s real estate investments are subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.
The Company’s real estate investments are subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. These risks include those associated with general and local economic conditions, changes in supply of and demand for competing properties in an area, changes in environmental regulations and other laws, various uninsured or uninsurable risks, natural disasters, changes in real property tax rates, changes in interest rates, the reduced availability of mortgage financing which may render the sale or refinancing of properties difficult or impracticable, environmental liabilities, contingent liabilities on disposition of assets, terrorist attacks, war and other factors that are beyond our control. Further, the U.S. Environmental Protection Agency has found that global climate change could increase the severity and perhaps the frequency of extreme weather events, which could subject real property to increased weather-related risks in the coming years. There are also presently a number of current and proposed regulatory initiatives, both domestically and globally, that are geared towards limiting and scaling back the emission of greenhouse gases, which certain scientists have linked to global climate change. Although not known with certainty at this time, such regulation could adversely affect the costs to construct and operate real estate in the coming years, such as through increased energy costs.
The commercial real estate markets in the United States generally have experienced major disruptions in the past due to the lack of available capital, in the form of either debt or equity, and declines in value as a result of overall economic decline. If these conditions were to occur again transaction volume may drop precipitously, negatively impacting the valuation and performance of the Company’s real estate investments significantly. Additionally, if the Company acquires direct or indirect interests in undeveloped land or underdeveloped real property, which may often be non-income producing, they will be subject to the risks normally associated with such assets and development activities, including risks relating to the availability and timely receipt of zoning and other regulatory or environmental approvals, the cost, potential for cost overruns and timely completion of construction (including risks beyond the control of the investor, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms.
Our third party reinsurance business could expose us to losses.
We provide third party reinsurance coverage through our Luxembourg subsidiary, Hollenfels Re S.A (“Hollenfels”). We have written polices relating to property and casualty, workers’ compensation, general liability and construction performance bonds and may issue reinsurance policies relating to other types of insurance. Because we write reinsurance, the success of our underwriting efforts depends, in part, upon the policies, procedures and expertise of the ceding companies making the original underwriting decisions. We face the risk that these ceding companies may fail to accurately assess the risks that they assume initially, which, in turn, may lead us to inaccurately assess the risks we assume. If we fail to establish and receive appropriate premium rates or the claims we receive exceed the premiums and retrocession recoverables we are able to collect, we will suffer losses.
We may be unable to purchase retrocession reinsurance and our retrocession agreements subject us to third-party credit risk.
We may enter into retrocession agreements with third parties in order to limit our exposure to losses from the reinsurance coverage provided by Hollenfels. Changes in the availability and cost of retrocession reinsurance, which are subject to market conditions that are outside of our control, may reduce to some extent our ability to use retrocession reinsurance to balance exposures across our reinsurance operations. Accordingly, we may not be able to obtain our desired amounts of retrocession reinsurance. In addition, even if we are able to obtain such reinsurance, we may not be able to negotiate terms that we deem appropriate or acceptable or obtain such reinsurance from entities with satisfactory creditworthiness. While we seek to do business with creditworthy counterparties, if the parties who provide us with retrocession are not able to meet their obligations to us or fail to make timely payments under the terms of our retrocession agreements, we could be materially and adversely affected because we may remain liable under the terms.
The Company may incur losses in the future.
The Company may incur losses in any of its future periods. Future losses may have a significant effect on the Company’s liquidity as well as our ability to operate. In addition, we may incur significant expenses in connection with any expansion, strategic acquisition or investment with respect to our businesses. Specifically, we have invested, and will continue to invest in, and hire senior professionals to expand our investment banking businesses. Accordingly, the Company will need to increase its revenues at a rate greater than its expenses to achieve and maintain profitability. If the Company’s revenues do not increase sufficiently, or even if its revenues increase but it is unable to manage its expenses, the Company will not achieve and maintain profitability in future periods. As an alternative to increasing its revenues, the Company may seek additional capital through the sale of additional common stock or other forms of debt or equity financing. The Company cannot be certain that it would have access to such financing on acceptable terms.
Operational Risks
We have taken steps to protect our businesses from cybersecurity attacks while our employees have been working remotely, but remote working environments may be less secure and more susceptible to cybersecurity attaches which could adversely affect our ability to securely process transactions and maintain confidential financial, personal and other information.
The Company’s businesses are highly dependent on our ability to process, on a daily basis, a large number of transactions across diverse markets, and the transactions that the Company processes have become increasingly complex. As a result of the COVID-19 pandemic virtually all of our employees, including those who process our transactions, are working remotely. While we have implemented risk management and contingency plans and taken other precautions with respect to the COVID-19 pandemic, such measures may not adequately protect our businesses from the full impact of the COVID-19 pandemic as remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic. Accordingly, if our systems are breached as a result of a cybersecurity attack that takes advantage of the COVID-19 pandemic, our ability to securely process transactions and maintain confidential financial, personal and other information could be adversely affected.
In addition, the effects of the COVID-19 pandemic, including remote working arrangements for employees, may also impact our financial reporting systems and internal control over financial reporting, disclosure controls and procedures, however, to date, these arrangements have not materially affected our ability to maintain our business operations.
Our information and technology systems are critical components of our business and operations, and a failure of those systems or other aspects of our business operations may disrupt our business, cause financial loss, increase our legal liability and constrain our growth.
Our operations rely extensively on the secure processing, storage and transmission of confidential financial, personal and other information in our computer systems and networks. Although we take protective measures and devote significant resources to maintaining and upgrading our systems and networks with measures such as intrusion and detection prevention systems, monitoring firewalls to safeguard critical business applications and supervising third party providers that have access to our systems, our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code, and other events that could have a security impact. Additionally, if a client’s computer system, network or other technology is compromised by unauthorized access, we may face losses or other adverse consequences by unknowingly entering into unauthorized transactions. If one or more of such events occur, this potentially could jeopardize our or our clients’ or counterparties’ confidential and other information processed and stored in and transmitted through our computer systems and networks. Furthermore, such events may cause interruptions or malfunctions in our, our clients’, our counterparties’ or third parties’ operations, including the transmission and execution of unauthorized transactions. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not covered or not fully covered through our insurance. The increased use of smartphones, tablets and other mobile devices as well as cloud computing may also heighten these and other operational risks. Similar to other firms, we and our third party providers continue to be the subject of attempted unauthorized access, computer viruses and malware, and cyber attacks designed to disrupt or degrade service or cause other damage and denial of service. Additional challenges are posed by external parties, including foreign state actors. There can be no assurance that such unauthorized access or cyber incidents will not occur in the future, and they could occur more frequently and on a larger scale. We are also subject to laws and regulations relating to the privacy and security of the information of our clients, employees or others, and any failure to comply with these regulations could expose us to liability and/or reputational damage.
Operational risks relating to the failure of data processing systems and other information systems and technology or other infrastructure may disrupt the Company’s business and result in losses or limit our operations and growth in the industry.
The Company’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across diverse markets, and the transactions that the Company processes have become increasingly complex. The inability of the Company’s systems to accommodate an increasing volume of transactions could also constrain the Company’s ability to expand its business. If any of these systems do not operate properly or are disabled, or if there are other shortcomings or failures in the Company’s internal processes, people or systems, the Company could suffer impairments, financial loss, a disruption of its business, liability to clients, regulatory intervention or reputational damage.
The Company has outsourced certain aspects of its technology infrastructure including data centers and wide area networks, as well as some trading applications. The Company is dependent on its technology providers to manage and monitor those functions. A disruption of any of the outsourced services would be out of the Company’s control and could negatively impact our business. The Company has experienced disruptions on occasion, none of which has been material to the Company’s operations and results. However, there can be no guarantee that future material disruptions with these providers will not occur.
The Company also faces the risk of operational failure of or termination of relations with any of the clearing agents, exchanges, clearing houses or other financial intermediaries that the Company uses to facilitate its securities transactions. Any such failure or termination could adversely affect the Company’s ability to effect transactions and to manage its exposure to risk.
In addition, the Company’s ability to conduct its business may be adversely impacted by a disruption in the infrastructure that supports Company and the communities in which we are located. This may affect, among other things, the Company’s financial, accounting or other data processing systems. This may include a disruption involving electrical, communications, transportation or other services used by us or third parties with which the Company conducts business, whether due to fire, other natural disaster, power or communications failure, act of terrorism or war or otherwise. Nearly all of our employees in our primary locations in New York, Boston, San Francisco and London work in close proximity to each other. Although the Company has a formal disaster recovery plan in place, if a disruption occurs in one location and our employees in that location are unable to communicate with or travel to other locations, the Company’s ability to service and interact with its clients may suffer, and the Company may not be able to implement successfully contingency plans that depend on communication or travel.
Our business also relies on the secure processing, storage and transmission of confidential and other information in its computer systems and networks. The Company’s computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this could jeopardize our or our clients’ or counterparties’ confidential and other information processed and stored in, and transmitted through, the Company’s computer systems and networks, or otherwise cause interruptions or malfunctions in our business’, its clients’, its counterparties’ or third parties’ operations. The Company may be required to expend significant additional resources to modify its protective measures, to investigate and remediate vulnerabilities or other exposures or to make required notifications, and the Company may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance maintained by the Company.
Any cyber attack or other security breach of or vulnerability in our technology systems, or those of our clients or other third party vendors we rely on, could have operational impacts, subject us to significant liability and harm our reputation.
Our operations rely heavily on the secure processing, storage and transmission of sensitive and confidential financial, personal and other information in our computer systems and networks. There have been several highly publicized cases involving financial services companies reporting the unauthorized disclosure of client or other confidential information in recent years, as well as cyber attacks involving theft, dissemination and destruction of corporate information or other assets, in some cases as a result of failure to follow procedures by employees or contractors or as a result of actions by third parties. Like other financial services firms, we have been the target of attempted cyber attacks. Cyber attacks can originate from a variety of sources, including third parties affiliated with foreign governments, organized crime or terrorist organizations. Third parties may also attempt to place individuals within our firm or induce employees, clients or other users of our systems to disclose sensitive information or provide access to our data, and these types of risks may be difficult to detect or prevent. Although cybersecurity incidents among financial services firms are on the rise, we are not aware of any material losses relating to cyber attacks or other information security breaches. However, the techniques used in these attacks are increasingly sophisticated, change frequently and are often not recognized until launched. Although we seek to maintain a robust suite of authentication and layered information security controls, these controls could fail to detect, mitigate or remediate these risks in a timely manner. Despite our implementation of protective measures and endeavoring to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to human error, natural disasters, power loss, spam attacks, unauthorized access, distributed denial of service attacks, computer viruses and other malicious code, and other events that could result in significant liability and damage to our reputation, and have an ongoing impact on the security and stability of our operations.
We also rely on numerous third-party service providers to conduct other aspects of our business operations, and we face similar risks relating to them. While we regularly conduct security assessments on these third-party vendors, we cannot be certain that their information security protocols are sufficient to withstand a cyber attack or other security breach. In addition, in order to access our products and services, our customers may use computers and other devices that are beyond our security control systems and processes.
Notwithstanding the precautions we take, if a cyber attack or other information security breach were to occur, this could jeopardize the information we confidentially maintain, or otherwise cause interruptions in our operations or those of our clients and counterparties, exposing us to liability. As attempted attacks continue to evolve in scope and sophistication, we may be required to expend substantial additional resources to modify or enhance our protective measures, to investigate and remediate vulnerabilities or other exposures or to communicate about cyber attacks to our customers. Though we have insurance against some cyber risks and attacks, we may be subject to litigation and financial losses that exceed our policy limits or are not covered under any of our current insurance policies. A technological breakdown could also interfere with our ability to comply with financial reporting and other regulatory requirements, exposing us to potential disciplinary action by regulators. Additionally, the SEC issued guidance in February 2018 stating that, as a public company, we are expected to have controls and procedures that relate to cybersecurity disclosure, and are required to disclose information relating to certain cyber attacks or other information security breaches in disclosures required to be made under the federal securities laws. Further, successful cyber attacks at other large financial institutions or other market participants, whether or not we are affected, could lead to a general loss of customer confidence in financial institutions that could negatively affect us, including harming the market perception of the effectiveness of our security measures or the financial system in general, which could result in a loss of business.
Further, in light of the high volume of transactions we process, the large number of our clients, partners and counterparties, and the increasing sophistication of malicious actors, a cyber attack could occur and persist for an extended period of time without detection. We expect that any investigation of a cyber attack would take substantial amounts of time and resources, and that there may be extensive delays before we obtain full and reliable information. During such time we would not necessarily know the extent of the harm or how best to remediate it, and certain errors or actions could be repeated or compounded before they are discovered. All of which would further increase the costs and consequences of such an attack.
We may also be subject to liability under various data protection laws including, the GDPR and the CCPA. We are subject to numerous laws and regulations designed to protect personal information. These laws and regulations are increasing in complexity and number. If any person, including any of our associates, vendors or other service providers, negligently disregards or intentionally breaches our established controls with respect to sensitive or confidential client, employee or other data, or otherwise mismanages or misappropriates such data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. In addition, unauthorized disclosure of sensitive or confidential client, employee or other data, whether through system failure, vendor fault, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients and related revenue. Potential liability in the event of a security breach of sensitive or confidential data could be significant. Depending on the circumstances giving rise to the breach, this liability may not be subject to a contractual limit or an exclusion of consequential or indirect damages.
Liquidity Risks
The soundness of other financial institutions may adversely affect Cowen.
Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. Cowen has exposure to many different industries and counterparties and routinely executes transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks and institutional clients. Many of these transactions expose Cowen to credit risk in the event of a default by a counterparty or client. In the past, defaults by, or even speculation about, one or more financial services institutions or the financial services industry generally during moments of economic crisis have led to market-wide liquidity problems. The economic volatility resulting from the current COVID-19 pandemic could, as similar events in the past have, result in similar defaults and, as a result, impair the confidence of our counterparties and ultimately affect our ability to effect transactions. In addition, Cowen’s credit risk may be exacerbated when the collateral held by Cowen cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit exposure due to Cowen. Any such losses could have an adverse effect on Cowen’s financial condition and results of operations.
Higher volumes and price volatility in the markets due to COVID-19 could lead to higher cash requirements in our clearing businesses, which could adversely affect our liquidity position.
Since the COVID-19 pandemic began, the capital markets have experienced a higher level of stress due to the global COVID-19 pandemic. Higher volumes and price volatility have led to increased margin requirements at clearing corporations and exchanges, along with increased levels of fails due to operational friction in the financial system. Certain of these higher cash requirements have required us, and may continue to require us, to use more liquidity for our clearing businesses and our overall liquidity could, in the future, be adversely affected as a result.
Limitations on access to capital by the Company and its subsidiaries could impair its liquidity and its ability to conduct its businesses.
Liquidity, or ready access to funds, is essential to the operations of financial services firms. Failures of financial institutions have often been attributable in large part to insufficient liquidity. Liquidity is of particular importance to our trading and clearing businesses and perceived liquidity issues may affect the willingness of the Company’s clients and counterparties to engage in brokerage transactions with us. Our liquidity could be impaired due to circumstances that the Company may be unable to control, such as a general market disruption or an operational problem that affects the Company, its trading clients or third parties. Furthermore, the Company’s ability to sell assets may be impaired if other market participants are seeking to sell similar assets at the same time.
The Company primarily depends on its subsidiaries to fund its operations. Cowen and Company, ATM Execution, Cowen Prime, and Westminster are subject to the net capital requirements of the SEC and various self-regulatory organizations of which they are members. These requirements typically specify the minimum level of net capital a broker-dealer must maintain and also mandate that a significant part of its assets be kept in relatively liquid form. Cowen International Ltd, and Cowen Execution Ltd. are also subject to capital requirements in the U.K. by the FCA. Any failure to comply with these capital requirements could impair the Company’s ability to conduct its investment banking businesses.
We are a holding company and rely upon our subsidiaries for cash flow to make payments of principal and interest on our outstanding indebtedness.
We are a holding company with no business operations or assets other than the capital stock of our direct and indirect subsidiaries. Consequently, we are dependent on dividends, distributions, loans and other payments from these subsidiaries to make payments of principal and interest on all of our indebtedness including our senior notes due 2024 (the “2024 Notes”), our senior notes due 2027 (the “2027 Notes”), our senior notes due 2033 (the “2033 Notes”) and our convertible notes due 2022 (the “2022 Convertible Notes”), and together with the 2024 Notes, the 2027 Notes and the 2033 Notes, the “Notes”). The ability of our subsidiaries to pay dividends and make other payments to us will depend on their cash flows and earnings, which, in turn, will be affected by all of the factors discussed in this prospectus. The ability of our direct and indirect subsidiaries to pay dividends and make distributions to us may be restricted by, among other things, applicable laws and regulations and by the terms of any debt agreements or other agreements into which they enter. If we are unable to obtain funds from our direct and indirect subsidiaries as a result of restrictions under their debt or other agreements, applicable laws and regulations or otherwise, we may not be able to pay cash interest or principal on the Notes when due.
Servicing our debt and funding our necessary capital expenditures requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt or to fund our necessary capital expenditures.
Our ability to make scheduled payments of the principal and to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Furthermore, to the extent that businesses are unable to generate cash flows sufficient to fund necessary capital expenditures during the COVID-19 pandemic, we may be required to seek additional capital through issuances of debt or equity securities; however, we may be unable to complete any such transactions on favorable terms to us, or at all.
Despite our current consolidated debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
Despite our current consolidated debt levels, we may be able to incur substantially more debt in the future, including secured debt. While there are some provisions under the terms of the indentures governing the 2024 Notes that could restrict us from incurring additional debt, so long as we comply with the financial covenants in the 2024 Notes we are not restricted from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indentures governing the Notes but that could diminish our ability to make payments on the Notes.

The conditional conversion feature of the 2022 Convertible Notes, if triggered, may adversely affect our financial condition and operating results.
As of December 31, 2020, the conditional conversion feature of the 2022 Convertible Notes had been triggered, allowing holders of the 2022 Convertible Notes to convert their 2022 Convertible Notes at any time during the period beginning on January 2, 2021 and ending at the close of business on March 31, 2021. The future conditional convertability of the 2022 Convertible Notes will be monitored at each quarterly reporting date and analyzed dependent upon market prices of our Class A common stock during the prescribed measurement periods, and as a result, it is possible that holders of the 2022 Convertible Notes will continue to be entitled to convert their 2022 Convertible Notes at any time during specified periods at their option. If one or more of the holders of the 2022 Convertible Notes elects to convert their 2022 Convertible Notes, unless we satisfy our conversion obligation by delivering only shares of our Class A common stock, we would be required settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity.
The accounting method for convertible debt securities that may be settled in cash, such as the 2022 Convertible Notes, could have a material effect on our reported financial results.
Accounting Standards Codification (“The Accounting Standards”) 470-20, Debt with Conversion and Other Options, or ASC 470-20 requires an entity to separately account for the liability and equity components of convertible debt instruments whose conversion may be settled entirely or partially in cash (such as the 2022 Convertible Notes) in a manner that reflects the issuer’s economic interest cost for non-convertible debt. The equity component of the 2022 Convertible Notes is included in the additional paid-in capital section of our stockholders’ equity on our consolidated balance sheet, and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component. This original issue discount will be amortized to non-cash interest expense over the term of the 2022 Convertible Notes, and we will record a greater amount of non-cash interest expense as a result of this amortization. Accordingly, we will report lower net income in our financial results because ASC 470-20 will require the interest expense associated with the 2022 Convertible Notes to include both amortization of the original issue discount and the 2022 Convertible Notes’ coupon interest, which could adversely affect our reported or future financial results and the trading price of our securities.
In addition, under certain circumstances, convertible debt instruments whose conversion may be settled entirely or partly in cash (such as the 2022 Convertible Notes) are currently accounted for using the treasury stock method. Under this method, the shares issuable upon conversion of the 2022 Convertible Notes are not included in the calculation of diluted earnings per share unless the conversion value of the 2022 Convertible Notes exceeds their principal amount at the end of the relevant reporting period. If the conversion value exceeds their principal amount, then, for diluted earnings per share purposes, the 2022 Convertible Notes are accounted for as if the number of shares of common stock that would be necessary to settle the excess, if we elected to settle the excess in shares, are issued. The Accounting Standards in the future may not continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares, if any, issuable upon conversion of the 2022 Convertible Notes, then our diluted earnings per share could be adversely affected.
As a result, we may experience related non-cash volatility to our net income (loss). In addition, as a result of the amortization of the debt discount, the interest expense associated with the 2022 Convertible Notes will be greater than the coupon rate on the 2022 Convertible Notes, which will result in lower reported net income.
Certain provisions in the indentures governing the 2022 Convertible Notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.
Certain provisions in the 2022 Convertible Notes and the indenture governing the 2022 Convertible Notes could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the 2022 Convertible Notes will have the right to require us to repurchase their 2022 Convertible Notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their 2022 Convertible Notes in connection with such takeover. In either case, and in other cases, our obligations under the 2022 Convertible Notes and the indenture governing the 2022 Convertible Notes could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
Any substantial and sustained downturn in our operations due to the COVID-19 pandemic or other factors may cause us to be in breach of our debt covenants which would limit our ability to incur additional indebtedness.
The instruments governing our existing indebtedness require us to comply with certain restrictive covenants and any substantial and sustained downturn in our operations due to the COVID-19 pandemic or other factors may cause us to be in breach of such covenants. If we breach these covenants our ability to incur additional indebtedness would be limited. In addition, to the extent we borrow under our $25 million revolving credit facility a breach of the maintenance covenants under that facility could constitute an event of default and cause our outstanding indebtedness under the revolving credit facility to be declared immediately due and payable. If applicable, such acceleration of our outstanding indebtedness could cause our secured lenders to foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. Any inability to obtain additional liquidity as and when needed, or to maintain compliance with the instruments governing our indebtedness, would have a material adverse effect on our financial condition and results of operations.
In addition, the current uncertain condition of the capital markets and their actual or perceived effects on our business, financial condition and results of operations, along with the current unfavorable economic environment in the United States and much of the world resulting from the COVID-19 pandemic, may increase the likelihood that one or more of the major independent credit agencies would downgrade our credit ratings, which could have a negative effect on our access to capital and the cost of any future debt financing. In addition, the terms of future debt agreements could include more restrictive covenants or require incremental collateral, which may further restrict our business operations.
Litigation and Regulatory Risk
The Company’s subsidiaries may become subject to additional regulations which could increase the costs and burdens of compliance or impose additional restrictions which could have a material adverse effect on the Company’s businesses and the performance of the Company’s investment funds.
Market disruptions like those experienced in 2008 have led to an increase in governmental as well as regulatory scrutiny from a variety of regulators, including the SEC, CFTC, FINRA, NFA, U.S. Treasury, the NYSE and state attorneys general. Penalties and fines sought by regulatory authorities have increased substantially over the last several years. In light of current conditions in the global financial markets and the global economy, regulators have increased their focus on the regulation of the financial services industry. The Company may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. The Company also may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. The Company could be fined, prohibited from engaging in some of its business activities or subjected to limitations or conditions on its business activities. In addition, the Company could incur significant expense associated with compliance with any such legislation or regulations or the regulatory and enforcement environment generally. Substantial legal liability or significant regulatory action against the Company could have a material adverse effect on the financial condition and results of operations of the Company or cause significant reputational harm to the Company, which could seriously affect its business prospects.
The activities of certain of the Company’s subsidiaries and affiliates are regulated primarily within the U.S. by the SEC, FINRA, the NFA, the CFTC and other self-regulatory organizations, as well as various state agencies, and are also subject to regulation by other agencies in the various jurisdictions in which they operate and are offered, including the FCA, the European Securities and Markets Authority and the SFC of Hong Kong. Certain legislation proposing greater regulation of the industry is regularly considered by the U.S. Congress — as well as by the governing bodies of non-U.S. jurisdictions — and from time to time adopted as in the case of the Dodd-Frank Act in the U.S. and MiFID II in the EU.

The investment advisers responsible for the Company’s investment management business are all registered as investment advisers with the SEC or rely upon the registration of an affiliated adviser. Certain investment advisors and/or the investment funds they advise are also subject to regulation by various regulatory authorities outside the U.S., including the U.K. FCA, the Swedish FCA and the European Securities and Markets Authority and may indirectly be subject to MiFID II regulations. Moreover, recent rulemaking by the SEC and certain non-U.S. regulatory bodies have imposed trading restrictions and reporting requirements on short selling, which have impacted certain of the investment strategies implemented on behalf of the investment funds it manages, and continued restrictions on or further regulations of short sales could also negatively impact their performance.
These and other regulators in these jurisdictions have broad regulatory powers dealing with all aspects of financial services including, among other things, the authority to make inquiries of companies regarding compliance with applicable regulations, to grant permits and to regulate marketing and sales practices and the maintenance of adequate financial resources as well as significant reporting obligations to regulatory authorities. Under the EU Alternative Investment Fund Managers Directive, the Company will only be permitted to actively market its investment funds in the EU if certain disclosure and reporting obligations are met, and certain cooperation arrangements with the domicile of the investment vehicle are in place. As such, the Company may need to modify its strategies or operations, face increased constraints on its investment management business or incur additional costs in order to satisfy new regulatory requirements or to compete in a changed business environment. It is difficult to predict the impact of such legislative initiatives on the Company and the markets in which it operates and/or invests.
It is difficult to predict what other changes may be instituted in the future in the regulation of the Company or the markets in which they invest, or the counterparties with which it does business, in addition to those changes already proposed or adopted in the U.S. or other countries. Any such regulation could have a material adverse effect on the profit potential of the Company’s operations.
Financial services firms are subject to numerous perceived or actual conflicts of interest, which have drawn and which we expect will continue to draw scrutiny from the SEC, other federal and state regulators, and self-regulatory organizations. For example, the research areas of investment banks have been and remain the subject of heightened regulatory scrutiny, which has led to increased restrictions on the interaction between equity research analysts and investment banking personnel at securities firms. Regulations have also been focusing on potential conflicts of interest or issues relating to impermissible disclosure of material nonpublic information. Appropriately dealing with conflicts of interest is complex and difficult, and our reputation could be damaged if it fails to do so. Such policies and procedures to address or limit actual or perceived conflicts may also result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation.
We are also subject to laws and regulations, such as the GDPR, the CCPA and the GLBA, relating to the privacy of the information of clients, employees or others, and any failure to comply with these laws and regulations could expose us to liability and/or reputational damage. As new privacy-related laws and regulations are implemented and as the interpretation and enforcement of existing requirements evolves, the time and resources needed for us to comply with such laws and regulations, as well as our potential liability for non-compliance and reporting obligations in the case of data breaches, may significantly increase.
The Company is subject to third party litigation risk and regulatory risk which could result in significant liabilities and reputational harm which, in turn, could materially adversely affect its business, results of operations and financial condition.
The Company depends to a large extent on its reputation for integrity and high-caliber professional services to attract and retain clients. As a result, if a client is not satisfied with the Company’s services, it may be relatively more damaging to the Company than to other businesses. Moreover, the Company’s role as advisor to clients on underwriting or merger and acquisition transactions involves complex analysis and the exercise of professional judgment, including rendering “fairness opinions” in connection with mergers and other transactions. Such activities may subject the Company to the risk of significant legal liabilities, not covered by insurance, to clients and aggrieved third parties, including stockholders of clients who could commence litigation against the Company. Moreover, many of the clients within the Company’s sectors tend to have higher risk profiles than more established companies, particularly healthcare and cannabis companies. Cowen currently is, and may in the future be, named as a defendant in securities-class action lawsuits alleging violations of the securities laws. Although the Company’s investment banking engagements typically include broad indemnities from its clients and provisions to limit exposure to legal claims relating to such services, these provisions may not protect the Company, may not be enforceable, or may be with foreign companies requiring enforcement in foreign jurisdictions which may raise the costs and decrease the likelihood of enforcement. As a result, the Company may incur significant legal and other expenses in defending against litigation and may be required to pay substantial damages for settlements and/or adverse judgments. In addition, in some instances Cowen Prime serves as a registered investment advisor providing advice to retail investors and retaining discretion over some retail investment accounts. The Company could be exposed to potential litigation and liability if any of these clients are not satisfied with the investment advisory services being provided. Substantial legal liability or significant regulatory action against the Company could have a material adverse effect on our results of operations or cause significant reputational harm, which could seriously harm our business and prospects.
In general, the Company is exposed to risk of litigation by investors in its investment management business if the management of any of its investment funds is alleged to have been grossly negligent or fraudulent. Investors or beneficial owners of investment funds could sue to recover amounts lost due to any alleged misconduct, up to the entire amount of the loss. In addition, the Company faces the risk of litigation from investors and beneficial owners of any of its investment funds if applicable restrictions are violated. In addition, the Company is exposed to risks of litigation or investigation relating to transactions that presented conflicts of interest that were not properly addressed. In the majority of such actions the Company would be obligated to bear legal, settlement and other costs, which may be in excess of any available insurance coverage. In addition, although the Company is contractually entitled to indemnification from its investment funds, our rights to indemnification may be challenged. If the Company is required to incur all or a portion of the costs arising out of litigation or investigations as a result of inadequate insurance proceeds, if any, or is not wholly indemnified, our business, results of operations and financial condition could be materially adversely affected. In its investment management business, the Company is exposed to the risk of litigation if an investment fund suffers catastrophic losses due to the failure of a particular investment strategy or due to the trading activity of an employee who has violated market rules or regulations. Any litigation arising in such circumstances is likely to be protracted, expensive and surrounded by circumstances which are materially damaging to the Company’s reputation and businesses.
The potential for conflicts of interest within the Company, and a failure to appropriately identify and deal with conflicts of interest could adversely affect our businesses.
Due to the combination of our investment management and investment banking businesses, we face an increased potential for conflicts of interest, including situations where our services to a particular client or investor or our own interests in our investments conflict with the interests of another client. Such conflicts may also arise if our investment banking businesses have access to material non-public information that may not be shared with our investment management business or vice versa. Additionally, our regulators have the ability to scrutinize our activities for potential conflicts of interest, including through detailed examinations of specific transactions.
Appropriately identifying and dealing with conflicts of interest is complex and difficult, and the willingness of clients to enter into transactions or engagements in which such a conflict might arise may be affected if we fail to identify and appropriately address potential conflicts of interest. In addition, potential or perceived conflicts could give rise to litigation or enforcement actions.
Increased regulatory focus could result in regulation that may limit the manner in which the Company and its investment management business invest, materially impacting the Company’s business.
The Company’s investment management business may be adversely affected if new or revised legislation or regulations are enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets and their participants. Such changes could place limitations on the type of investor that can invest in the Company’s investment funds or on the conditions under which such investors may invest. Further, such changes may limit the scope of investing activities that may be undertaken by the Company’s investment funds. It is impossible to determine the extent of the impact of any new or recently enacted laws or any other regulations or initiatives that may be proposed, or whether any proposed regulations or initiatives will become law. Compliance with any new laws or regulations could be difficult and expensive and affect the manner in which the Company’s investment management business conducts itself, which may adversely impact its results of operations, financial condition and prospects.
Additionally, as a result of highly publicized financial scandals, investors, regulators and the general public have exhibited concerns over the integrity of both the U.S. financial markets and the regulatory oversight of these markets. As a result, the business environment in which Company’s investment management business operates is subject to heightened regulation. With respect to the Company’s investment funds, in recent years, there has been debate in both U.S. and foreign governments about new rules or regulations, including increased oversight or taxation, in addition to the recently enacted legislation described above. As calls for additional regulation have increased, there may be a related increase in regulatory investigations of the trading and other investment activities of investment funds, including the Company’s investment funds. Such investigations may impose additional expenses on the Company, may require the attention of senior management and may result in fines if any of the Company’s investment funds are deemed to have violated any regulations.
Our business could be adversely affected by the ongoing impact of MiFID II in Europe.
MiFID II, which went into effect in January 2018, regulates the provision of investment services and activities throughout the European Economic Area. MiFID II requires that investment managers and investment advisors located in the EU “unbundle” research costs from commissions. As a result, investment firms subject to MiFID II may no longer pay for research using client commissions or “soft dollars”. Such costs must now be paid directly by the investment firm or through a research payment account funded by clients and governed by a budget that is agreed by the client. We cannot predict the long-term effects that this new regulation will have on our research and sales and trading businesses. If investment managers and investment advisors reduce their spending on research or decide to trade with other broker-dealers as a result of the MiFID II regulations our business could be adversely affected.
The U.K. exit from the EU could adversely impact our business, results of operations and financial condition.
The U.K. left the EU on January 31, 2020, with a transition period until December 31, 2020 during which time the U.K. followed EU rules and a U.K.-EU trade agreement was negotiated governing EU and U.K. relations from January 1, 2021 resulting in a Trade and Cooperation Agreement together with a Political Declaration covering a number of areas including financial services. The Trade and Cooperation Agreement does not include substantive provisions for financial services, in particular it does not allow U.K. investment firms to provide services into the EU under the Passporting regime.
We conduct business in Europe primarily through our U.K. subsidiaries. Under the Trade and Cooperation Agreement, our U.K. subsidiaries are currently not able to rely on a “Passporting” regime on which our U.K. Subsidiaries may rely, that allows immediate access to the single EU market. If the U.K. and EU do not agree to a Passporting regime, we may need to establish one or more new regulated subsidiaries in the EU in order to provide our trading platform and certain post-trade services to clients in the EU.
In general, the potential impacts related to Brexit or the terms of the new economic and security relationship between the U.K. and the EU on the movement of goods, services, people and capital between the U.K. and the EU, customer behavior, economic conditions, interest rates, currency exchange rates, availability of capital or other matters are unclear and could adversely affect our businesses, including our revenues from our trading activities, particularly in Europe, and our results of operations and financial condition.
If the Company were deemed an investment company under the U.S. Investment Company Act, applicable restrictions could make it impractical for the Company to continue its respective businesses as contemplated and could have a material adverse effect on the Company’s businesses and prospects.
We are primarily engaged in a non-investment company business and believe the nature of our assets and the sources of our income exclude us from the definition of an investment company under the Investment Company Act.

The Investment Company Act and the rules thereunder contain detailed requirements for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. The Company intends to conduct its operations so that the Company will not be deemed to be an investment company under the Investment Company Act. If anything were to happen which would cause the Company to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on its capital structure, ability to transact business with affiliates (including subsidiaries) and ability to compensate key employees, could make it impractical for the Company to continue its business as currently conducted, impair the agreements and arrangements between and among it, its subsidiaries and its senior personnel, or any combination thereof, and materially adversely affect its business, financial condition and results of operations. Accordingly, the Company may be required to limit the amount of investments that it makes as a principal or otherwise conduct its business in a manner that does not subject the Company to the registration and other requirements of the Investment Company Act.
Other Risks to Our Stockholders
We could change our existing dividend policy in the future and there can be no assurance that we will continue to declare cash dividends.
We began paying quarterly cash dividends to holders of record of our Class A common stock in March 2020. Although we expect to continue to pay dividends to our stockholders in accordance with our dividend policy, as described under the heading “Dividend Policy”, we have no obligation to pay any dividend, and our dividend policy may change at any time without notice. The declaration and payment of dividends on our Class A common stock is at the discretion of our Board of Directors in accordance with applicable law after taking into account various factors, including general economic and business conditions; our financial condition and operating results; our available cash and current and anticipated cash needs; capital requirements; contractual restrictions (including under agreements related to indebtedness to which we are a party), legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us; and such other factors as our board of directors may deem relevant. For example, in the event that there is deterioration in our financial performance and/or our liquidity position, a downturn in global economic conditions or disruptions in the credit markets and our ability to obtain financing, our Board of Directors could decide to suspend dividend payments in the future. As a Delaware corporation, we are required to meet certain surplus thresholds for our Board of Directors to declare a dividend in accordance with the Delaware General Corporation Law. As a result, we may not pay dividends at all in the future.
The terms of our Series A Convertible Preferred Stock contain certain restrictions on our ability to pay dividends and repurchase our capital stock, and, under certain circumstances, provide the holders thereof the right to elect two additional directors to our Board of Directors.
The certificate of designations governing our Series A Convertible Preferred Stock contains certain restrictions on our and our subsidiaries’ ability to, among other things, pay dividends on, redeem or repurchase our Class A common stock and, under certain circumstances, our Series A Convertible Preferred Stock, and to issue additional preferred stock. Additionally, if dividends on our Series A Convertible Preferred Stock are in arrears and unpaid for at least six or more quarterly periods, the holders (voting as a single class) of our outstanding Series A Convertible Preferred Stock will be entitled to elect two additional directors to our Board of Directors until paid in full.
The Company’s failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on the Company’s financial condition, results of operations and business and the price of our Class A common stock.
The Sarbanes-Oxley Act and the related rules require our management to conduct an annual assessment of the effectiveness of our internal control over financial reporting and require a report by our independent registered public accounting firm addressing our internal control over financial reporting. To comply with

Section 404 of the Sarbanes-Oxley Act, we are required to document formal policies, processes and practices related to financial reporting that are necessary to comply with Section 404. Such policies, processes and practices are important to ensure the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.
If we fail for any reason to comply with the requirements of Section 404 in a timely manner, our independent registered public accounting firm may, at that time, issue an adverse report regarding the effectiveness of our internal control over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Any such event could adversely affect our financial condition, results of operations and business, and result in a decline in the price of our Class A common stock.
Certain provisions of the Company’s amended and restated certificate of incorporation and bylaws and Delaware law may have the effect of delaying or preventing an acquisition by a third party.
The Company’s amended and restated certificate of incorporation and bylaws contain several provisions that may make it more difficult for a third party to acquire control of the Company, even if such acquisition would be financially beneficial to the Company’s stockholders. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in the Company’s stockholders receiving a premium over the then-current trading price of our common stock. For example, the Company’s amended and restated certificate of incorporation authorizes its board of directors to issue up to 10,000,000 shares of “blank check” preferred stock. Without stockholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire the Company. In addition, the Company’s amended and restated bylaws provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders. The Company is also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” the Company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For the purposes of Section 203, “interested stockholder” means, generally, someone owning 15% or more of the Company’s outstanding voting stock or an affiliate of the Company that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.
If securities analysts stop publishing research or reports about us or our business or if they downgrade our common stock, the market price of our common stock and, consequently, the trading price of our other securities could decline.
The market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover us, we could lose visibility in the market, which in turn could cause the market price of our securities to decline.
Future sales of our common stock in the public market could adversely impact the trading price of our securities.
In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon vesting of restricted stock units and performance-linked restricted stock units and upon the conversion of the 2022 Convertible Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of our securities and impair our ability to raise capital through the sale of additional equity securities.
COWEN INC.
The following highlights information about the registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.
Cowen Inc., a Delaware corporation formed in 2009, is a diversified financial services firm that, together with its consolidated subsidiaries (collectively, “Cowen” or the “Company”), provides investment banking, research, sales and trading, prime brokerage, global clearing, commission management services and investment management through its two business segments: the Operating Company (“Op Co”) and the Asset Company (“Asset Co”).
The Op Co segment consists of four divisions: the Investment Banking division, the Markets division, the Research division and the Cowen Investment Management (“CIM”) division. The Company refers to the Investment Banking division, the Markets division and the Research division combined as its investment banking businesses. Op Co’s investment banking businesses offer advisory and global capital markets origination, domain knowledge-driven research, sales and trading platforms for institutional investors, global clearing, commission management services and also a comprehensive suite of prime brokerage service. Sectors covered by Op Co’s investment banking business include healthcare, technology, media and telecommunications, consumer, industrials, information and technology services, and energy. Op Co’s CIM division includes advisers to investment funds (including private equity structures and privately placed hedge funds) and registered funds.
The Asset Co segment consists of certain of the Company’s private investments, private real estate investments and other legacy investment strategies. The focus of Asset Co is to drive future monetization of the invested capital of the segment.
Our principal executive offices are located at 599 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 845-7900. Our website address is www.cowen.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.
USE OF PROCEEDS
Unless we specify otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, working capital and capital expenditures.
SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material United States (“U.S.”) federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.
DESCRIPTION OF CAPITAL STOCK
The following summary describes our common stock and preferred stock and the material provisions of our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our second amended and restated bylaws (our “Bylaws”) and certain provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Certificate of Incorporation and Bylaws, copies of which are on file with the SEC. See “Where You Can Find More Information.”
Class A Common Stock
General
Cowen Inc. is authorized to issue 135,000,000 shares of capital stock, which consists of (i) 62,500,000 shares of Class A common stock, par value $0.01 per share (referred to in this section as our Class A common stock), (ii) 62,500,000 shares of Class B common stock, par value $0.01 per share, and (iii) 10,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of September 30, 2020, 48,662,355 shares and 26,569,335 shares of our Class A common stock were issued and outstanding, respectively. As of September 30, 2020, no shares of our Class B common stock were issued and outstanding. Subject to the rights of holders of any outstanding preferred stock, the number of authorized shares of common stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares entitled to vote on such matters, but in no instance can the number of authorized shares be reduced below the number of shares then outstanding.
Voting Rights
Each holder of Class A common stock is entitled to one vote per share in connection with the election of directors and on all other matters submitted to a stockholder vote, provided, however, that, except as otherwise required by law, holders of Class A common stock are not entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock, if holders of preferred stock are entitled to vote on the amendment under our Certificate of Incorporation or Delaware law. No holder of Class A common stock may cumulate votes in voting for our directors.
Stockholders may only take action at an annual or special meeting of stockholders and are not authorized to take action by written consent or electronic transmission.
Dividend Rights
Subject to the preferences of the holders of preferred stock that may be outstanding from time to time, each share of Class A common stock has an equal and ratable right to receive dividends and other distributions in cash, property or shares of stock as may be declared by our board of directors out of assets or funds legally available for the payment of dividends and other distributions. There is no requirement or assurance that we will declare and pay any dividend.
Subject to certain limited exceptions, unless all accumulated and unpaid dividends for all prior dividend periods on our Series A Preferred Stock have been, or contemporaneously are declared and paid in cash, or declared and a sum sufficient for the payment thereof in cash is set apart for payment, the Company may not, among other things, declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of our Class A common stock. If dividends on our Series A Preferred Stock are in arrears and unpaid for at least six or more quarterly periods, the holders (voting as a single class) of our outstanding Series A Preferred Stock will be entitled to elect two additional directors to our board of directors until paid in full.
Liquidation Rights
In the event of the liquidation, dissolution or winding up of the Company, subject to the preferences of the holders of any preferred stock that may be outstanding from time to time, including the preferences of our outstanding Series A Preferred Stock, holders of Class A common stock are entitled to share equally and ratably in the assets available for distribution to our stockholders.
Redemption and Sinking Fund
There are no redemption or sinking fund provisions applicable to the Class A common stock.

Exchange Listing
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “COWN.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Computershare Investor Services.
Stockholder Liability
Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligation.
Series A Preferred Stock
General
Cowen Inc. is authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share (referred to herein as our preferred stock). As of September 30, 2020, 120,750 shares of our 5.625% Series A Cumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) were issued and outstanding. Subject to the rights of holders of any outstanding preferred stock, the number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares entitled to vote on such matters, but in no instance can the number of authorized shares be reduced below the number of shares then outstanding.
Voting Rights
Except as from time to time as required by law, the holders of Series A Preferred Stock are entitled to voting rights only in the following circumstances. The holders (voting as a single class with each other class or series of preferred stock ranking on parity with the Series A Preferred Stock) of our outstanding Series A Preferred Stock will be entitled to vote (i) to authorize, create or issue, or increase the number of authorized or issued shares of any class or series of stock ranking senior to the Series A Preferred Stock, (ii) to reclassify any of the authorized capital stock of the Company into any class or series of stock senior to the Series A Preferred Stock, (iii) to create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any class or series of stock senior to the Series A Preferred Stock, and (iv) to amend, alter or repeal the provisions of the Certificate of Incorporation in a manner that adversely affects any right, preference, privilege or voting power of the Series A Preferred Stock. If dividends on our Series A Preferred Stock are in arrears and unpaid for at least six or more quarterly periods, the holders (voting as a single class) of our outstanding Series A Preferred Stock will be entitled to elect two additional directors to our board of directors until paid in full.
Dividend Rights
Each share of Series A Preferred Stock is entitled to dividends at a rate of 5.625% per annum which will be payable, when and if declared by the board of directors of the Company, quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year. The Company may, at its option, pay dividends in cash, common stock or a combination thereof.
Subject to certain limited exceptions, unless all accumulated and unpaid dividends for all prior dividend periods on our Series A Preferred Stock have been, or contemporaneously are declared and paid in cash, or declared and a sum sufficient for the payment thereof in cash is set apart for payment, the Company may not, among other things, declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of our Class A common stock. If dividends on our Series A Preferred Stock are in arrears and unpaid for at least six or more quarterly periods, the holders (voting as a single class) of our outstanding Series A Preferred Stock will be entitled to elect two additional directors to our board of directors until paid in full.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the Series A Preferred Stock and after payment of or provision for our debts and other liabilities and the liquidation preference of any stock ranking senior to the Series A Preferred Stock, the holders of Series A Preferred Stock will be entitled to be paid out of the Company’s assets legally available for distribution to our shareholders a liquidation preference of $1,000 per share of Series A Preferred Stock plus all accumulated and unpaid dividends up to the date of payment. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking on parity with the Series A Preferred Stock, then holders of Series A Preferred Stock and each such other class or series of capital stock ranking on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Rank
Each share of Series A Preferred Stock ranks senior to all classes or series of our common stock, but junior to all of our existing and future indebtedness with respect to dividend rights and rights upon the Company’s involuntary liquidation, dissolution or winding down.
Conversion Rights
Each share of Series A Preferred Stock is convertible, at the option of the holder, into a number of shares of our Class A common stock equal to the liquidation preference of $1,000 divided by the conversion rate. The conversion rate as of the date of this prospectus is 38.4881 shares (which equates to $25.98 per share) of our Class A common stock for each share of Series A Preferred Stock. We may elect to convert all outstanding shares of Series A Preferred Stock into shares of the our Class A common stock, cash or a combination thereof, at our election, in each case, based on the then-applicable conversion rate, if the last reported sale price of our Class A common stock equals or exceeds 150% of the then-current conversion price on at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days (including on the last trading day of such period) immediately prior to such election. At the time of conversion, the conversion rate may be adjusted based on certain events including but not limited to the issuance of cash dividends or Class A common stock as dividends to our Class A common shareholders or a share split or combination.
Redemption
There are no redemption provisions applicable to the Series A Preferred Stock.
Stockholder Liability
Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligation.
Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and our Bylaws contain provisions, which are summarized below, that may make it more difficult for a third party to acquire control of the Company, even if such acquisition would be financially beneficial to the Company’s stockholders. These provisions may also delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in the Company’s stockholders receiving a premium over the then-current trading price of our Class A common stock. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. Stockholder approval is not required for our board of directors to authorize the issuance of such preferred stock. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Certificate of Incorporation and Bylaws provide that special meetings of the stockholders may be called at the exclusive request of our board of directors, of the chairman of our board of directors or the Company’s chief executive officer. Our Certificate of Incorporation and Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting at the exclusive request of our board of directors, of the chairman of our board of directors or the Company’s chief executive officer. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Our Bylaws has established advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. Our Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the Delaware General Corporation Law, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing or electronic transmission by such stockholders.
DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General
We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
The debt securities of a series will be the direct obligation of Cowen Inc. The debt securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture dated as of October 10, 2014 between us and the trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein.
Because the following is only a summary of selected provisions of the senior indenture, the subordinated indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the senior indenture, the subordinated indenture, and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indentures, and any supplemental indentures thereto or officers’ certificates or board resolutions related thereto, and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Unless we inform you otherwise in the prospectus supplement, “Senior Indebtedness” will mean all of our indebtedness, including guarantees issued by us, unless the indebtedness states that it is not senior to the subordinated debt securities. In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” “our” and the “Company” refer to Cowen Inc. only and not to any of its subsidiaries.
General
Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series.
When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
The senior debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.
The debt securities will effectively rank junior in right of payment to all liabilities of each of our subsidiaries. Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.
Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
When we refer to “the trustee” we mean the applicable trustee serving in such capacity with respect to the debt securities issued under the related indenture. If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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whether the debt securities will be senior or subordinated debt securities;

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the title of the debt securities;

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the total principal amount of the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the purchase price of the debt securities, expressed as a percentage of the principal amount;

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whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

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the date or dates on which the principal of and any premium on the debt securities will be payable;

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any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the record dates for any such interest payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

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the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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any provisions for optional redemption or early repayment;

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any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

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the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

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whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index, formula or other method and the manner in which such amounts are to be determined and, if applicable, provisions to permit a pledge of obligations other than U.S. government securities and of money in such currency or currencies other than U.S. dollars (or the establishment of other arrangements) to satisfy the requirements for satisfaction and discharge of the applicable indenture with respect to the debt securities of such series;

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the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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whether the provisions described below under the heading “— Defeasance and Discharge” apply to the debt securities;

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any changes or additions to the events of default or covenants described in this prospectus;

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any restrictions or other provisions relating to the transfer or exchange of debt securities;

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any terms for the conversion or exchange of the debt securities for other securities;

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the relative degree, if any, to which the debt securities of such series shall be senior to or subordinated to other series of debt securities or other indebtedness of ours in right of payment; and

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any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein or in the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.
These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.
Merger Covenant
Pursuant to the terms of each indenture, we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign (excluding any assignment solely as collateral for security purposes under a credit facility but not any outright assignment upon the foreclosure of any such collateral), convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person, as defined in that indenture, or Persons in a single transaction or through a series of related transactions, unless:
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we shall be the successor or continuing Person or, if we are not the successor or continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a company organized and existing under the laws of the U.S., any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and that indenture pursuant to a supplement thereto executed and delivered to the trustee;

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immediately after giving effect to such transaction or series of related transactions, no event of default has occurred and is continuing under that indenture; and

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we or our Surviving Entity shall have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of related transactions and any supplement thereto complies with the terms of that indenture and constitutes the legal, valid and binding obligation of us or the Surviving Entity, enforceable against us or the Surviving Entity in accordance with its terms.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the terms of the applicable indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every one of our rights and powers under the applicable indenture with the same effect as if such Surviving Entity had been named in our place. We shall (except in the case of a lease) be discharged from all obligations and covenants under that indenture and any debt securities issued thereunder, and may be liquidated and dissolved.
Events of Default
Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:
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the failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

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the failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

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the failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets (described above), which will be an event of default upon receipt by us of such notice);

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the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or any restricted subsidiary’s indebtedness, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $50.0 million or more at any time;

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one or more judgments in an aggregate amount in excess of $50.0 million remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;

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specified events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries, or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary;

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the failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture; and

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any other event of default provided for in that series of debt securities or the applicable indenture and described in the applicable prospectus supplement.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.
If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. At any time after the trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of those outstanding debt securities may, under certain circumstances, rescind and annul such acceleration.
If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.
Holders of a majority in principal amount of any series of outstanding debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.
Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.
Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:
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such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

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holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

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such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

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the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).
With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under “— Subordination.”
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.
We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we are required within 30 days after the occurrence to deliver to the trustee a statement specifying such default or event of default.
Subordination
The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (defined below). In the event of:
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any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

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any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

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any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.
By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.
The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.
Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:
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if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

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if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.
The term “Senior Indebtedness” means all indebtedness of ours outstanding at any time, except:
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the subordinated debt securities;

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indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with the subordinated debt securities;

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indebtedness of ours owed to an affiliate of ours;

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interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

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our trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or wavier of any term of such Senior Indebtedness.
The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.
Modification and Waiver
Except as provided in the next four succeeding paragraphs or as may otherwise be provided pursuant to an indenture for all or any particular debt securities of any series, an indenture and the debt securities issued under that indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series issued under that indenture affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of an indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series issued under the same indenture affected by the waiver, voting as separate classes for this purpose.
Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of such debt securities;

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reduce the rate of or change the time for payment of interest on any debt security;

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waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make payments on any debt security payable in currency other than as originally stated in the debt security;

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make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

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waive a redemption payment with respect to any debt securities;

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impair a holder’s right to sue for payment of any amount due on its debt security;

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make any change in the preceding amendment, supplement and waiver provisions; or

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with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Indebtedness then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Indebtedness), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:
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to cure any ambiguity, defect or inconsistency;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to establish the form or terms of debt securities of any series as permitted by that indenture;

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to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our properties or assets, as applicable;

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to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under that indenture of any such holder;

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to comply with requirements of the SEC in order to effect or maintain the qualification of that indenture under the Trust Indenture Act;

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to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us;

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to add additional events of default with respect to all or any series of debt securities;

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to change or eliminate any of the provisions of that indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

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to supplement any provision of that indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

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to secure the debt securities;

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to evidence and provide for the acceptance under that indenture of a successor trustee, each as permitted under the indenture and to add to or change any of the provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

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to conform the text of that indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series, as set forth in an officer’s certificate.

Defeasance and Discharge
Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture.
If we deposit with the trustee under an indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:
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we will be discharged from all of our obligations with respect to the debt securities of that series (“legal defeasance”); or

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we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under that indenture or any supplemental indenture thereto, and the related events of default will no longer apply (“covenant defeasance”).

To effect legal defeasance or covenant defeasance, we must irrevocably deposit in trust with the trustee an amount in any combination of funds or government securities, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and sinking fund or analogous payments on the debt securities of that series.
If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, interest and additional amounts, if any, on or with respect to the debt securities will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect occurring after the date of the applicable indenture.
If we effect covenant defeasance with respect to the debt securities of any series, the amount on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to us for repayment of any shortfall.
The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.
Satisfaction and Discharge
Except as may otherwise be provided pursuant to an indenture for all or any particular debt securities of any series issued in a currency or currencies other than U.S. dollars, an indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:
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either:

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all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

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all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

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no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we or a significant subsidiary is a party or by which we or a significant subsidiary is bound;

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we have paid or caused to be paid all sums payable by it under the indenture; and

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we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Governing Law
New York law will govern the indentures and the debt securities, without regard to conflicts of laws principles thereof.
PLAN OF DISTRIBUTION
We may sell our securities at any time after the effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:
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through underwriters or dealers;

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through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods.

The offered securities may be distributed periodically in one or more transactions at:
•
a fixed price or prices, which may be changed;

•
market prices prevailing at the time of sale;

•
prices related to the prevailing market prices; or

•
negotiated prices.

The prospectus supplement will include:
•
the terms of the offering;

•
the names of any underwriters, dealers or agents;

•
the names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
our net proceeds from the sale of the securities;

•
any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
the place and time of delivery of the securities;

•
any commission paid to agents; and

•
any securities exchange on which the securities may be listed.

Sale through Underwriters, Dealers and Agents
If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.
In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.
This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.
Underwriters, dealers and agents, and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.
Any securities offered other than common stock will be a new issue of securities and, other than the common stock, which is listed on the Nasdaq Global Market, will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system, and in the case of the common stock, on any additional exchange. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.
Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.
Direct Sales
We may also sell offered securities directly to institutional investors or others. These sales may include ones made under arrangements with the investors under which we have the right to require the investors to purchase the offered securities from us from time to time at prices tired to the market price for those securities.
Delayed Delivery Contracts
If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.
Remarketing Arrangements
Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.
Market-Making Resales By Affiliates
This prospectus may be used by Cowen and Company, LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Cowen and Company, LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Cowen and Company, LLC may act as principal or agent, including as agent for the counterparty in a transaction in which Cowen and Company, LLC acts as principal, or as agent for both counterparties in a transaction in which Cowen and Company, LLC does not act as principal. Cowen and Company, LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.
The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.
We do not expect to receive any proceeds from market-making transactions. We do not expect that Cowen and Company, LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.
Conflicts of Interest
Our affiliate, Cowen and Company, LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. As our affiliate, Cowen and Company, LLC would be deemed to have a

“conflict of interest” with us under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with regard to any offering of the securities it participates in. Therefore, any offering of the securities Cowen and Company, LLC participates in will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Cowen and Company, LLC will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 and are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter within the meaning of Rule 5121 has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither Cowen and Company, LLC nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.
In compliance with guidelines of FINRA, the maximum commission, discount or other underwriting compensation to be received by the participating FINRA members may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
LEGAL MATTERS
Certain legal matters in connection with the sale of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Cowen Inc. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference in this prospectus in reliance on the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.
The financial statements of Starboard Value A LP at December 31, 2019, 2018 and 2017, and for each of the three years in the period ended December 31, 2019, incorporated in this prospectus and registration statement by reference to the Annual Report on Form 10-K/A filed with the SEC on March 24, 2020, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We routinely file annual, quarterly and special reports, proxy statements and other information required by the Exchange Act with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-34516.
We maintain a public internet site at http://www.cowen.com and make available free of charge through this site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained therein or connected thereto are not incorporated into this prospectus and such information should not be considered to be part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:
•
Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 4, 2020, as amended on March 24, 2020 and April 29, 2020;

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, the quarter ended June 30, 2020 and the quarter ended September 30, 2020, filed on April 30, 2020, July 30, 2020 and October 29, 2020, respectively; and

•
Our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed on January 24, 2020; February 3, 2020; February 12, 2020; February 18, 2020; April 27, 2020; April 27, 2020; April 29, 2020; June 23, 2020; July 28, 2020; July 28, 2020; September 15, 2020; October 27, 2020; October 27, 2020; January 26, 2021; and February 11, 2021.

All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offering of securities covered by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.
You may also request a copy of these filings, at no cost, by writing or telephoning us at:
Cowen Inc.
599 Lexington Avenue New York, New York 10022
(212) 845-7900
Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14   Other Expenses of Issuance and Distribution
The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except the Commission registration fee.
SEC registration fee	$32,730
Trustee’s fees and expenses	(1)
Printing and duplicating expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Rating agency fees	(1)
Miscellaneous	(1)
Total	$(1)

(1)
Because an indeterminate amount of securities are covered by this registration statement, certain expenses in connection with the issuance and distribution of securities, are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15   Indemnification of Directors and Officers
Pursuant to the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.
The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.
The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The Company’s Certificate of Incorporation and Bylaws permit the Company to indemnify any director or officer of the Company to the fullest extent permitted by Delaware law. The Company’s Certificate of Incorporation provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except that liability of a director shall not be eliminated for any breach of the director’s duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; under Section 174 of the DGCL; or for any transaction from which the director derived an improper personal benefit.
The Company currently has in effect directors’ and officers’ liability insurance policies, which cover any negligent act, error or omission of a director or officer, subject to certain exclusions and limitations. This policy covers all of the Company’s subsidiaries.
The foregoing is only a general summary of certain aspects of Delaware law and the Company’s Certificate of Incorporation and Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and the Company’s Certificate of Incorporation and Bylaws.
Item 16   Exhibits
See Exhibit Index attached to this registration statement, which is incorporated by reference herein.
Item 17   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS
1.1*	Form of Underwriting Agreement
4.1	Senior Notes Indenture between Cowen Group, Inc. (n/k/a Cowen Inc.) and The Bank of New York Mellon, as Trustee, dated as of October 10, 2014 (incorporated herein by reference to Exhibit 4.1 to our current report on Form 8-K filed with the SEC on October 10, 2014)
4.2	Form of Subordinated Indenture between Cowen Inc. and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as
amended (incorporated by reference to Exhibit 4.2 to our registration statement on Form S-3
(Registration No. 333-221496) filed on November 13, 2017)
4.4*	Form of Certificate of Designation
4.5*	Form of Preferred Stock Certificate
4.6*	Form of Warrant Agreement
4.7*	Form of Warrant Certificate
5.1**	Opinion of Willkie Farr & Gallagher LLP
23.1***	Consent of KPMG LLP
23.2***	Consent of Ernst & Young LLP
23.3**	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above)
24.1**	Power of Attorney
25.2	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee, for the Senior Debt Indenture dated as of October 10, 2014 (incorporated by reference to Exhibit 25.1 to our registration statement on Form S-3 (Registration No. 333-221496) filed on November 13, 2017)
25.2†	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, for the form of Subordinated Indenture

*
To be filed, if necessary, subsequent to the effective date of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**
Previously filed.

***
Filed herewith.

†
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Cowen Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of February, 2021.
COWEN INC.
By:
/s/ Jeffrey M. Solomon

Name:  Jeffrey M. Solomon
Title:   Chairman of the Board and Chief        Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on February 26, 2021.
Name	Position
/s/ Jeffrey M. Solomon Jeffrey M. Solomon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* Stephen A. Lasota	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Brett H. Barth	Director
* Katherine E. Dietze	Director
* Gregg A. Gonsalves	Director
* Steven Kotler	Director
* Lawrence E. Leibowitz	Director
* Margaret L. Poster	Director
* Douglas A. Rediker	Director
Jeffrey M. Solomon, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in Cowen Inc.'s Registration Statement on Form S-3 (registration number 333-249956) filed on November 9, 2020.
*By:
/s/ Jeffrey M. Solomon

Jeffrey M. Solomon
Attorney-in-Fact